Exhibit 4.1
EXECUTION VERSION

Arch Coal, Inc.
AS ISSUER
Allegheny Land Company
Arch Coal Sales Company, Inc.
Arch Coal Terminal, Inc.
Arch Energy Resources, LLC
Arch Reclamation Services, Inc.
Ark Land Company
Ark Land KH, Inc.
Ark Land LT, Inc.
Ark Land WR, Inc.
Ashland Terminal, Inc.
Coal-Mac, Inc.
Cumberland River Coal Company
Lone Mountain Processing, Inc.
Mingo Logan Coal Company
Mountain Gem Land, Inc.
Mountain Mining, Inc.
Mountaineer Land Company
Prairie Holdings, Inc.
Western Energy Resources, Inc.
AS GUARANTORS
AND
U.S. Bank National Association,
AS TRUSTEE

Indenture
Dated as of July 31, 2009

$600,000,000
8.750 % Senior Notes due 2016

CROSS-REFERENCE TABLE

TIA Sections	Indenture Sections
310 (a)(1)	7.10; 12.01
(a)(2)	12.01
(a)(3)	7.12; 12.01
(a)(4)	12.01
(a)(5)	7.10; 12.01
(b)	7.03; 7.10; 12.01
(c)	12.01
311 (a)	7.03; 7.11; 12.01
(b)	7.03; 7.11; 12.01
(c)	7.03; 7.11; 12.01
312 (a)	2.05(a); 12.01
(b)	12.01; 12.03
(c)	12.01; 12.03
313 (a)	7.06; 12.01
(b)(1)	7.06; 12.01
(b)(2)	7.06; 7.07; 12.01
(c)	7.05; 7.06; 12.01; 12.02(b)
(d)	7.06; 12.01
314 (a)(1)-(3)	4.17; 12.01
(a)(4)	12.01
(b)	12.01
(c)(1)	12.01; 12.04(a)
(c)(2)	12.01; 12.04(b)
(d)	12.01
(e)	12.01; 12.05
(f)	12.01
315 (a)	7.01(b); 12.01
(b)	7.05; 12.01
(c)	7.01(a); 12.01
(d)	7.01(c); 12.01
(e)	6.11; 12.01
316 (a) (last sentence)	2.09; 12.01
(a)(1)(A)	6.05; 12.01
(a)(1)(B)	6.04; 12.01
(a)(2)	12.01
(b)	6.07; 12.01
(c)	6.15; 12.01
317 (a)(1)	6.08; 12.01
(a)(2)	6.09;12.01
(b)	2.04; 12.01
318 (a)	12.01
(b)	12.01
(c)	12.01

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

i

Exhibits

Exhibit A	-	Form of Note
Exhibit B	-	Form of Transfer Certificate for Transfer from Restricted Global Note to Regulation S Global Note
Exhibit C	-	Form of Transfer Certificate for Transfer from Regulation S Global Note to Restricted Global Note

          INDENTURE dated as of July 31, 2009 among Arch Coal, Inc., a Delaware corporation (“Arch Coal” or the “Company”) and Allegheny Land Company, a Delaware corporation, Arch Coal Sales Company, Inc., a Delaware corporation, Arch Coal Terminal, Inc., a Delaware corporation, Arch Energy Resources, LLC, a limited liability company organized under the laws of Delaware, Arch Reclamation Services, Inc., a Delaware corporation, Ark Land Company, a Delaware corporation, Ark Land KH, Inc., a Delaware corporation, Ark Land LT, Inc., a Delaware corporation, Ark Land WR, Inc., a Delaware corporation, Ashland Terminal, Inc., a Delaware corporation, Coal-Mac, Inc., a Kentucky corporation, Cumberland River Coal Company, a Delaware corporation, Lone Mountain Processing, Inc., a Delaware corporation, Mingo Logan Coal Company, a Delaware corporation, Mountain Gem Land, Inc., a West Virginia corporation, Mountain Mining, Inc., a Delaware corporation, Mountaineer Land Company, a Delaware corporation, Prairie Holdings, Inc., a Delaware corporation, Western Energy Resources, Inc., a Delaware corporation (collectively the “Guarantors”) and U.S. Bank National Association, a New York banking corporation (the “Trustee”).
RECITALS OF ARCH COAL AND THE GUARANTORS
          Arch Coal has duly authorized the execution and delivery of this Indenture to provide for the issuance of its (i) 8.750% Senior Notes due 2016 issued on the date hereof (the “Original Notes”), (ii) any additional Notes (“Additional Notes”) that may be issued on any other Issue Date (as defined herein) and (iii) any 8.750% Senior Notes due 2016 that may be issued pursuant to the Registration Rights Agreement (as defined herein) in exchange for any Original Notes or Additional Notes (the “Exchange Notes,” and together with the Original Notes and any Additional Notes, the “Notes”). Each Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Guarantee. Each of Arch Coal and the Guarantors has received good and valuable consideration for the execution and delivery of this Indenture and the Guarantees, as the case may be. Each Guarantor will derive substantial direct and indirect benefits from the issuance of the Notes. All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by Arch Coal and authenticated and delivered hereunder, the legal, valid and binding obligations of Arch Coal, (ii) the Guarantees, when executed by each Guarantor and delivered hereunder, the legal, valid and binding obligations of each Guarantor and (iii) this Indenture a legal, valid and binding agreement of each of Arch Coal and the Guarantor in accordance with the terms of this Indenture.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
               SECTION 1.01. Definitions.
          “Additional Assets” means:
          (a) any Property (other than cash, Cash Equivalent and securities) to be owned by Arch Coal or any of its Restricted Subsidiaries and used in a Permitted Business; or
          (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Arch Coal or another Restricted Subsidiary from any Person other than Arch Coal or an Affiliate of Arch Coal; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Permitted Business.
     “Affiliate” of any specified Person means:
     (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or
     (b) any other Person who is a director or officer of:
               (1) such specified Person;
               (2) any Subsidiary of such specified Person; or
               (3) any Person described in clause (a) above.
For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Section 4.09 and 4.10 of this Indenture and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Arch Coal or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.
     “Applicable Premium” means with respect to any Note on any redemption date, the greater of:
     (1) 1.0% of the principal amount of such Note on such redemption date; and
     (2) the excess, if any, of (i) the present value at such redemption date of (A) the redemption price of such Note at August 1, 2013 (each such redemption price being set forth in the applicable table appearing in Section 3.01 of this Indenture), plus (B) all required interest payments due on such Note through August 1, 2013

(excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such Note.
          “Arch Coal” has the meaning ascribed thereto in the preamble.
          “Arch Coal Notes” means all existing and future unsubordinated demand promissory notes issued by Arch Coal to Arch Western as consideration for loans and advances made by Arch Western to Arch Coal or any of its Affiliates (other than Arch Western or a Restricted Subsidiary of Arch Western) required to be issued and pledged for the benefit of the holders of the Arch Western Notes and any Permitted Refinancing Debt Incurred in respect thereof.
          “Arch Western” means Arch Western Resource LLC and any successor thereto.
          “Arch Western Notes” means the $950.0 million aggregate principal amount of 6 3/4% Senior Notes due 2013 issued by Arch Western Finance, LLC issued pursuant to Aruch Western Notes Indenture.
          “Arch Western Notes Indenture” means the Indenture dated as of June 25, 2003 by and among Arch Western Finance, LLC, Arch Coal, Inc., Arch Western Resources, LLC, Arch of Wyoming, LLC, Mountain Coal Company L.L.C., Thunder Basin Coal Company L.L.C., and the Bank of New York, as trustee, pursuant to which the Arch Western Notes were issued, as amended to the Issue Date.
          “Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by Arch Coal or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of
          (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares); or
          (b) any other Property of Arch Coal or any of its Restricted Subsidiaries outside of the ordinary course of business of Arch Coal or such Restricted Subsidiary, other than, in the case of clause (a) or (b) above,
          (1) any disposition by a Restricted Subsidiary to Arch Coal or by Arch Coal or its Restricted Subsidiary to a Restricted Subsidiary;
          (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under Section 4.08 of this Indenture;
          (3) any disposition effected in compliance with the first paragraph of the covenant described under Section 5.01 of this Indenture; and
          (4) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $50.0 million;

          (5) a disposition of Cash Equivalents;
          (6) a disposition of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;
          (7) a disposition of any property or equipment that has become damaged, worn out or obsolete;
          (8) any disposition of accounts receivable and related assets or an interest therein pursuant to a Receivables Facility;
          (9) the creation or perfection of a Lien not prohibited by the Indenture (but not the sale or other disposition of any asset subject to such Lien);
          (10) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and
          (11) the sale or other disposition (whether or not in the ordinary course of business) of coal properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves.
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,
          (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations;” and
          (b) in all other instances, the greater of:
               (1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction; and
               (2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).
     “Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:
               (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by
               (b) the sum of all such payments.

          “Bankruptcy Law” means any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law, including, without limitation, the bankruptcy law of Arch Coal’s jurisdiction and title 11, United States Bankruptcy Code of 1978, as amended.
          “Board of Directors” means the board of directors of Arch Coal.
          “Business Day” means any day (other than a Saturday or Sunday) which is not a day on which banking institutions in New York, New York are authorized or obligated by law to close for business.
          “Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.07 of this Indenture, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.
          “Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership or limited liability company interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.
          “Capital Stock Sale Proceeds” means the aggregate proceeds, including cash and the Fair Market Value of Property other than cash, received by Arch Coal from the issuance or sale (other than to a Subsidiary of Arch Coal or an employee stock ownership plan or trust established by Arch Coal or any such Subsidiary for the benefit of their employees) by Arch Coal of its Capital Stock (other than Disqualified Stock) or from a contribution to its common equity capital, in each case after the Issue Date, and net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale or contribution, as the case may be, and net of taxes paid or payable as a result thereof.
          “Cash Equivalents” means any of the following:
          (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;
          (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

          (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:
               (1) a bank meeting the qualifications described in clause (b) above or
               (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;
          (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Arch Coal) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));
          (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option; provided that:
               (1) the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and
               (2) such obligations mature within 180 days of the date of acquisition thereof; and
          (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.
          “Change of Control” means the occurrence of any of the following events:
          (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Arch Coal (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

          (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of Arch Coal and its Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary of Arch Coal), shall have occurred; or
          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of Arch Coal, was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or
          (d) the adoption of any plan of liquidation or dissolution of Arch Coal.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Commission” means the U.S. Securities and Exchange Commission.
          “Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.
          “Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of Arch Coal and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:
          (a) all intercompany items between Arch Coal and any Restricted Subsidiary or between Restricted Subsidiaries; and
          (b) all current maturities of long-term Debt.
     “Consolidated Interest Coverage Ratio” of a Person means, as of any date of determination, the ratio of:
          (a) the aggregate amount of EBITDA of such Person for the most recent four consecutive fiscal quarters for which internal financial statements are available to
          (b) Consolidated Interest Expense of such Person for such four fiscal quarters;
     provided, however, that:
               (1) if

(A)	since the beginning of such period such Person or any Restricted Subsidiary of such Person has Incurred any Debt that remains outstanding or Repaid any Debt or

(B)	the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,
Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if such Person or such Restricted Subsidiary of such Person had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and
               (2) if
(A)	since the beginning of such period such Person or any Restricted Subsidiary of such Person shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary of such Person (or any Person which becomes a Restricted Subsidiary of such Person) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

(B)	the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition; or

(C)	since the beginning of such period any other Person (that subsequently became a Restricted Subsidiary of such Person or was merged with or into such Person or any Restricted Subsidiary of such Person since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.
          If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary of such Person is sold during the period, such Person shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

          “Consolidated Interest Expense” of a Person means, for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by such Person or its Restricted Subsidiaries,
          (a) interest expense attributable to Capital Lease Obligations;
          (b) amortization of debt discount and debt issuance cost, including commitment fees;
          (c) capitalized interest;
          (d) non-cash interest expense;
          (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing;
          (f) net costs associated with Interest Rate Agreements (including amortization of fees);
          (g) Disqualified Stock Dividends;
          (h) Preferred Stock Dividends;
          (i) interest Incurred in connection with Investments in discontinued operations;
          (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by such Person or any of its Restricted Subsidiaries; and
          (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person) in connection with Debt Incurred by such plan or trust.
          “Consolidated Net Income” of a Person means, for any period, the net income (loss) of such Person and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:
          (a) any net income (loss) of any other Person (other than such Person) if such other Person is not a Restricted Subsidiary, except that:
               (1) subject to the exclusion contained in clause (c) below, equity of such Person and its consolidated Restricted Subsidiaries in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such other Person during such period to such Person or its Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below); and

               (2) the equity of such Person and its consolidated Restricted Subsidiaries in a net loss of any other Person for such period shall be included in determining such Consolidated Net Income to the extent such Person or any Restricted Subsidiary of such Person has actually contributed, lent or transferred cash to such other Person;
          (b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to such Person, except that:
               (1) subject to the exclusion contained in clause (c) below, the equity of such Person and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that is or could be dividend or distributed or otherwise paid (including through making loans and repaying Debt) by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and
               (2) the equity of such Person and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
          (c) any gain or loss realized upon the sale or other disposition of any Property of such Person or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;
          (d) any extraordinary gain or loss;
          (e) the cumulative effect of a change in accounting principles; and
          (f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of such Person or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of such Person (other than Disqualified Stock).
Notwithstanding the foregoing, for purposes of the covenant described under Section 4.08 of this Indenture only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to such Person or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.
     “Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of Arch Coal and its consolidated Restricted Subsidiaries, less any amounts attributable to non-Wholly Owned Restricted

Subsidiaries that are not consolidated with Arch Coal and plus the portion of the consolidated net tangible assets of a non-Wholly Owned Restricted Subsidiary that is not consolidated with Arch Coal equal to the percentage of its outstanding Capital Stock owned by Arch Coal and its Restricted Subsidiaries, as of the end of the most recent fiscal quarter for which internal financial statements are available as the total assets (determined on a pro forma basis to give effect to any acquisition or disposition of assets made after such balance sheet date and on or prior to such date of determination), and less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of Arch Coal and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):
          (a) the excess of cost over fair market value of assets or businesses acquired;
          (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of Arch Coal immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP; and
          (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.
          “Corporate Trust Office” means the office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at One U.S. Bank Plaza, Mail Code SL-MO-T6CT, St. Louis, Missouri 63101, Attention: Corporate Trust Department or such other address as the Trustee may designate from time to time by notice to the Holders and Arch Coal, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and to Arch Coal).
          “Credit Agreement” means that certain Revolving Credit Agreement, dated as of December 22, 2004, by and among Arch Coal, PNC Bank, National Association, as Administrative Agent and the other lenders named therein providing for up to $800.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.
          “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          “Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement.
          “Custodian” means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.
          “Debt” means, with respect to any Person on any date of determination (without duplication):
          (a) the principal of and premium (if any) in respect of:
               (1) debt of such Person for money borrowed, and
               (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
          (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;
          (c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding in-kind obligations of such Person relating to net coal balancing positions or bookouts and trade accounts payable, in either case arising in the ordinary course of business);
          (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);
          (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);
          (f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;
          (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

          (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.
The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:
               (1) zero if such Hedging Obligation has been Incurred pursuant to clause (f), (g) or (h) of the second paragraph of the covenant described under Section 4.06 of this Indenture; or
               (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means DTC until a successor Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Depositary shall mean or include each Person who is then a Depositary hereunder.
     “Disqualified Stock” means any Capital Stock of a Person or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:
          (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
          (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or
          (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Arch Coal to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (i) the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the covenant described in Section 4.09 of this Indenture and the covenant described in Section 4.11 of this Indenture and (ii) such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to Arch Coal’s repurchase of such Notes as are required to be repurchased pursuant to the covenant described in Section 4.09 of this Indenture and the covenant described in Section 4.11 of this Indenture.

          “Disqualified Stock Dividends” of a Person means all dividends (other than dividends paid in Capital Stock (except Disqualified Stock) of Arch Coal) with respect to Disqualified Stock of such Person held by Persons other than a Wholly Owned Restricted Subsidiary of such Person. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.
          “Domestic Subsidiary” means any Restricted Subsidiary of Arch Coal other than a Foreign Subsidiary.
          “DTC” means The Depository Trust Company.
          “EBITDA” of a Person means, for any period, an amount equal to, for such Person and its consolidated Restricted Subsidiaries:
          (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:
               (1) the provision for taxes based on income or profits or utilized in computing net loss;
               (2) Consolidated Interest Expense;
               (3) depreciation and depletion;
               (4) amortization of intangibles;
               (5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period);
               (6) accruals of Postretirement Medical Liabilities, as defined by GAAP, net of cash payments for such Postretirement Medical Liabilities;
               (7) accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods, net of cash payments for such asset retirement obligations;
               (8) the amount of any unusual or non-recurring losses or charges (or minus any unusual or non-recurring gains), including without limitation, restructuring charges such as retention, severance, systems establishment costs or excess pension, OPEB, black lung settlement, curtailment or other excess charges and fees, expenses or charges related to any offering of Capital Stock or Debt of such Person permitted to be Incurred;
               (9) any net loss (or minus any net gain) attributable to the early extinguishment of Debt, including, without limitation, any premiums or similar charges related to any Debt Refinancing; and

               (10) to the extent not included in (1) through (9) above, the portion of any of the items described in (1) through (9) above of a non-Wholly Owned Restricted Subsidiary that is not consolidated with such Person equal to the percentage of the outstanding common Capital Stock of the non-Wholly Owned Restricted Subsidiary owned by such Person and its Restricted Subsidiaries, minus
          (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).
Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or distributed or otherwise paid (including through making loans and repaying debt) to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders or members.
          “Event of Default” has the meaning set forth under Section 6.01 of this Indenture.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Notes” means the notes issued in exchange for the Notes issued in this offering or any Additional Notes pursuant to the Registration Rights Agreement or any similar registration rights agreement with respect to any Additional Notes.
          “Exchange Offer” means the exchange offer by Arch Coal and the Guarantors of the Exchange Notes for original Notes to be effected pursuant to the Registration Rights Agreement or any similar registration rights agreement with respect to any Additional Notes.
          “Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.
          “Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,
          (a) if such Property has a Fair Market Value equal to or less than $5.0 million, by any Officer; or
          (b) if such Property has a Fair Market Value in excess of $5.0 million, by at least a majority of the disinterested members of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

          “Foreign Subsidiary” means any Subsidiary of Arch Coal that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.
          “GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:
          (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board;
          (b) the statements and pronouncements of the Financial Accounting Standards Board;
          (c) such other statements by such other entity as approved by a significant segment of the accounting profession; and
          (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.
provided that GAAP shall not give effect to FASB No. APB 14-1
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
          (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
          (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include:
               (1) endorsements for collection or deposit in the ordinary course of business; or
               (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of “Permitted Investment.”
The term “Guarantee” used as a verb has a corresponding meaning.

     “Guarantor” means any Subsidiary of Arch Coal that has issued a Guarantee in favor of the Notes.
          “Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.
          “Holder” means a Person in whose name a Note is registered in the Security Register.
          “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.06 of this Indenture, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.
          “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture following the effectiveness of a registration statement under the Securities Act covering the Notes, the provisions of the TIA that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.
          “Indenture Obligations” means the obligations of Arch Coal and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.
          “Independent Financial Advisor” means an accounting, appraisal, engineering or banking firm of national standing, provided that such firm or appraiser is not an Affiliate of Arch Coal.
          “Initial Purchasers” means Banc of America Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., PNC Capital Markets LLC, BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, Calyon Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Mizuho Securities USA Inc., Morgan Keegan & Company, Inc., Natixis Bleichroeder Inc., RBS Securities Inc., Santander Investment Securities Inc., U.S. Bancorp Investments, Inc., and Wedbush Morgan Securities Inc.
          “Interest Payment Date” means February 1 and August 1 of each year to Stated Maturity.

          “Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.
          “Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under Section 4.08 and 4.15 of this Indenture and the definition of “Restricted Payment,” the term “Investment” shall include the portion (proportionate to Arch Coal’s or a Restricted Subsidiary’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of Arch Coal at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Arch Coal shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:
          (a) Arch Coal’s “Investment” in such Subsidiary at the time of such redesignation, less
          (b) the portion (proportionate to Arch Coal’s or a Restricted Subsidiary’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.
In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
          “Issue Date” means the date on which the Notes are initially issued.
          “Issuer Order” means a written order signed in the name of Arch Coal by any Person authorized by a resolution of the directors, Officers or shareholders of Arch Coal or such other similar governing body or Person of Arch Coal.
          “Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).
          “LLC Agreement” means the Limited Liability Company Agreement of Arch Western Resources, LLC, dated as of June 1, 1998 between Arch Western Acquisition Corporation and Delta Housing, Inc.

          “Maturity” means, with respect to any indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.
          “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
          “Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:
          (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;
          (b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;
          (c) all distributions and other payments required to be made to minority interest Holders in Subsidiaries or joint ventures as a result of such Asset Sale; and
          (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by Arch Coal or any Restricted Subsidiary after such Asset Sale.
          “Note Guarantees” means a Guarantee by a Guarantor of all of Arch Coal’s obligations with respect to the Notes.
          “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Senior Vice President of Arch Coal.
          “Officers’ Certificate” means a certificate signed by two Officers, at least one of whom shall be the principal executive officer or principal financial officer, and delivered to the Trustee.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Arch Coal or the Trustee.
          “Permitted Business” means the business conducted by Arch Coal on the Issue Date, any business that is related, ancillary or complementary to the businesses of Arch Coal and its Restricted Subsidiaries on the Issue Date and any business of a nature that is or shall have become (i) related to the extraction, processing, storage, distribution or use of fuels or minerals, including, without limitation, coal gasification, coal liquefaction, natural gas, liquefied natural gas, coalbed or coal mine methane gas and bitumen from tar sands, as well as the production electricity or other sources of power, such as coal- or natural gas-fueled power generation facilities, wind, solar or hydroelectric power generation facilities or similar activities or (ii) customary in the coal production industry.
          “Permitted Investment” means any Investment by Arch Coal or any Restricted Subsidiary in:
          (a) Arch Coal or any Restricted Subsidiary;
          (b) any Person that will, upon the making of such Investment, become a Restricted Subsidiary;
          (c) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, Arch Coal or its Restricted Subsidiary, provided that such Person’s primary business is a Permitted Business;
          (d) Cash Equivalents;
          (e) receivables owing to Arch Coal or its Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Arch Coal or such Restricted Subsidiary deems reasonable under the circumstances;
          (f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
          (g) loans and advances to employees made in the ordinary course of business permitted by law of Arch Coal or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $5.0 million in the aggregate at any one time outstanding;
          (h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to Arch Coal or a Restricted Subsidiary or in satisfaction of judgments;
          (i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under Section 4.09 of this Indenture, or any non-cash consideration received in connection with a disposition of Property excluded from the definition of Asset Sale;
          (j) Investments in an aggregate amount, together with all other Investments made pursuant to this clause (j), not to exceed 5.0% of Consolidated Net Tangible Assets (with the Fair Market Value being measured at the time made and without giving effect to subsequent changes in value);
          (k) other Investments made for Fair Market Value that do not exceed $100.0 million in the aggregate outstanding at any one time (with the Fair Market Value being measured at the time made and without giving effect to subsequent changes in value);
          (l) Hedging Obligations that constitute Permitted Debt;
          (m) Investments in connection with a Receivables Facility and
          (n) Investments in Permitted Joint Ventures in an aggregate amount, together with all other Investments made pursuant to this clause (n), not to exceed 5.0% of Consolidated Net Tangible Assets (with the Fair Market Value being measured at the time and without giving effect to subsequent changes in value).
          “Permitted Joint Ventures” means any agreement, contract or other arrangement between Arch Coal or any Restricted Subsidiary and any Person engaged principally in a Permitted Business that permits one party to share risks or costs, comply with regulatory requirements or satisfy other business objectives customarily achieved through the conduct of such Permitted Business jointly with third parties.
          “Permitted Liens” means:
          (a) Liens to secure Debt under Credit Facilities (including Guarantees thereof) in an aggregate amount at any one time outstanding not to exceed the amount of Debt permitted to be Incurred under clause (a) of the second paragraph of the covenant described in Section 4.06 of this Indenture;
          (b) Liens to secure Debt permitted to be Incurred under clause (d) of the second paragraph of the covenant described in Section 4.06 of this Indenture and other purchase money Liens to finance Property of Arch Coal or any of its Restricted Subsidiaries; provided that any such Lien may not extend to any Property of Arch Coal or any Restricted Subsidiary, other than the Property acquired, constructed or leased and any improvements or accessions to such Property (including, in the case of the acquisition of Capital Stock of a Person that becomes a Restricted Subsidiary, Liens on the Property of the Person whose Capital Stock was acquired);
          (c) Liens for taxes, assessments or governmental charges or levies on the Property of Arch Coal or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;
          (d) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of Arch Coal or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;
          (e) Liens on the Property of Arch Coal or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of Arch Coal and the Restricted Subsidiaries taken as a whole;
          (f) Liens on Property at the time Arch Coal or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into Arch Coal or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Arch Coal or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by Arch Coal or any Restricted Subsidiary;
          (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Arch Coal or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;
          (h) pledges or deposits by Arch Coal or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Arch Coal or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of Arch Coal, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;
          (i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;
          (j) Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above or (k) through (t) below;
          (k) Liens on the Property of Arch Coal or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g) or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

               (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture, and
               (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by Arch Coal or such Restricted Subsidiary in connection with such Refinancing;
               (l) Liens on the Arch Coal Notes to secure the Arch Western Notes and any Permitted Refinancing Debt Incurred in respect thereof;
               (m) Liens on Property used to defease or to satisfy and discharge Debt; provided that (a) the Incurrence of such Debt was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;
               (n) Liens in favor of Arch Coal or any Restricted Subsidiary;
               (o) judgment Liens not giving rise to an Event of Default, that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been made;
               (p) Liens on accounts receivable and related assets in connection with a Receivables Facility;
               (q) rights of banks to set off deposits against debts owed to said bank;
               (r) contract mining agreements and leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of Arch Coal or any of its Restricted Subsidiaries;
               (s) Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary; and
               (t) Liens not otherwise permitted by clauses (a) through (s) above encumbering Property having an aggregate Fair Market Value not in excess of 10.0% of Consolidated Net Tangible Assets.
          “Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:
               (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:
               (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced; and
               (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

          (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced; and
          (c) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;
provided, however, that Permitted Refinancing Debt shall not include:
          (x) Debt of a Subsidiary of Arch Coal that is not a Guarantor that Refinances Debt of Arch Coal or a Guarantor, or
          (y) Debt of Arch Coal or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.
          “Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.
          “Preferred Stock Dividends” of a Person means all dividends with respect to Preferred Stock of Restricted Subsidiaries of such Person (other than dividends paid in Capital Stock (except Disqualified Stock) of Arch Coal) held by Persons other than such Person or a Wholly Owned Restricted Subsidiary of such Person. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.
          “pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of Arch Coal, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of Arch Coal, as the case may be.
          “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.
          “Public Equity Offering” means an underwritten public offering of common Capital Stock (other than Disqualified Stock) of Arch Coal pursuant to an effective registration statement under the Securities Act.
          “Purchase Money Debt” means Debt:

          (a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; and
          (b) Incurred to finance the acquisition, construction or lease by Arch Coal or a Restricted Subsidiary of such Property, including additions and improvements thereto;
provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by Arch Coal or such Restricted Subsidiary.
          “QIB” means a “Qualified Institutional Buyer” as defined under Rule 144A.
          “Rating Agencies” means Moody’s and S&P.
          “Receivables Facility” means one or more receivables financing facilities or arrangements, as amended or modified from time to time, pursuant to which Arch Coal or any Subsidiary sells (including a sale in exchange for a promissory note or Capital Stock of a Receivables Subsidiary) its accounts receivable to a Receivables Subsidiary or a Receivables Subsidiary sells accounts receivables to any other Person; provided such transaction is on market terms at the time Arch Coal or such Subsidiary enters into such transaction.
          “Receivables Subsidiary” means a Subsidiary of Arch Coal which engages in no activities other than those reasonably related to or in connection with the entering into of receivables securitization transactions and which is designated by the Board of Directors (as provided below) as a Receivables Subsidiary and
     (1) no portion of the Debt or any other obligations (contingent or otherwise) of which:
(A)	is guaranteed by Arch Coal or any Restricted Subsidiary (excluding Guarantees (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

(B)	is recourse to or obligates Arch Coal or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(C)	subjects any Property of Arch Coal or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
     (2) with which neither Arch Coal nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Arch Coal or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Arch Coal, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and
     (3) to which neither Arch Coal nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.
Any designation of a Subsidiary as a Receivable Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture.
          “Record Date” for the interest payable on any Interest Payment Date means January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
          “Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
          “Refinance” means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Registration Rights Agreement” means the Registration Rights Agreement relating to the Notes dated July 31, 2009, among Arch Coal, the Guarantors and the Initial Purchasers.
          “Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.
          “Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenant described under Section 4.09 of this Indenture and the definition of “Consolidated Interest Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.
          “Restricted Payment” means:
          (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid, on or with respect to any shares of Capital Stock of Arch Coal or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into Arch Coal or any Restricted Subsidiary), except for any dividend or distribution that is made solely to Arch Coal or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders or members of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Arch Coal or a Restricted Subsidiary of dividends or distributions equal to or greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of Arch Coal;
          (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of Arch Coal (other than from Arch Coal or a Restricted Subsidiary);
          (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (i) Debt permitted under clause (g) of the second paragraph of the covenant described in Section 4.06 of this Indenture or (ii) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);
          (d) any Investment (other than Permitted Investments) in any Person; or
          (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than Arch Coal or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by Arch Coal and the other Restricted Subsidiaries.
          “Restricted Subsidiary” means any Subsidiary of Arch Coal other than an Unrestricted Subsidiary.
          “Rule 144” means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.
          “Rule 144A” means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.
          “S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.
          “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby Arch Coal or a Restricted Subsidiary transfers such Property to another Person and Arch Coal or a Restricted Subsidiary leases it from such Person.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of Arch Coal within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.
          “Special Interest” has the meaning set forth in Exhibit A.
          “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Arch Coal or any Restricted Subsidiary that are reasonably customary in receivables financing facilities, including, without limitation, servicing of the obligations thereunder.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
          “Subordinated Obligation” means any Debt of Arch Coal or a Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the Note Guarantees pursuant to a written agreement to that effect.
          “Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:
          (a) such Person;
          (b) such Person and one or more Subsidiaries of such Person; or
          (c) one or more Subsidiaries of such Person.
          “Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under Section 5.01 of this Indenture, a Person to whom all or substantially all of the Property of Arch Coal or a Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.
          “Tax Amount” means the portion of the Hypothetical Income Tax Amount (as defined in the LLC Agreement as in effect on the Issue Date) allocated to the members of Arch Western, other than Arch Coal or any of its Affiliates.
          “Tax Distribution” means a distribution in respect of taxes pursuant to clause (e) of the second paragraph of Section 4.08 of this Indenture.
          “TIA” means the United States Trust Indenture Act of 1939 as in effect on the date hereof; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.
          “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2013; provided, however, that if the period from the redemption date to August 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
          “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.
          “Trust Officer” means, when used with respect to the Trustee, any vice president, assistant vice president, assistant treasurer or trust officer within the Corporate Trust Department of the Trustee (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Sections 7.01(c)(2) and the second sentence of Section 6.01(b) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.
          “Unrestricted Subsidiary” means:
          (a) any Subsidiary of Arch Coal that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under Section 4.15 of this Indenture and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and
          (b) any Subsidiary of an Unrestricted Subsidiary.
After the termination of the covenants upon the Notes obtaining Investment Grade Ratings, pursuant to Section 4.21 of this Indenture, all Unrestricted Subsidiaries shall be Restricted Subsidiaries.
          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
          “Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          “Wholly Owned Restricted Subsidiary” of a Person means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by such Person and its other Wholly Owned Subsidiaries.

               SECTION 1.02. Other Definitions.

Term	Defined in Section
“Additional Notes”	Recitals
“Affiliate Transaction”	4.10
“Allocable Excess Proceeds”	4.09
“Change of Control Offer”	4.11
“Change of Control Purchase Price”	4.11
“Defaulted Interest”	2.12
“Event of Default”	6.01
“Excess Proceeds”	4.09(b)
“Exchange Global Note”	2.01(b)
“Global Notes”	2.01(c)
“incorporated provision”	12.01
“Notice of Default”	6.01(a)(4)
“Obligations”	10.01(a)
“Original Notes”	Recitals
“Notes”	Recitals
“Participants”	2.01(d)
“Paying Agent”	2.03
“Permitted Debt”	4.06
“Prepayment Offer	4.09
“Registrar”	2.03
“Regulation S Global Note”	2.01(b)
“Restricted Global Note”	2.01(b)
“Security Register”	2.03
“Transfer Agent”	2.03
               SECTION 1.03. Incorporation by Reference of Trust Indenture Act. The mandatory provisions of the TIA that are required to be a part of and govern indentures qualified under the TIA are incorporated by reference in and are a part of this Indenture, whether or not this Indenture is so qualified. The following TIA terms have the following meanings as used in this Indenture:
     “Commission” means the SEC.
     “indenture securities” means the Notes.
     “indenture securities holder” means a Holder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the “indenture securities” means Arch Coal and the Guarantors.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings assigned to them by such definitions.
               SECTION 1.04. Rules of Construction. (a) Unless the context otherwise requires:
          (i) a term has the meaning assigned to it;
          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (iii) “or” is not exclusive;
          (iv) “including” or “include” means including or include without limitation;
          (v) words in the singular include the plural and words in the plural include the singular;
          (vi) “interest” shall include Special Interest, if any;
     (vii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision
     (viii) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company;
     (ix) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and
     (x) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Special Interest to the extent that, in such context, Special Interest is, was or would be payable in respect thereof.
ARTICLE TWO
THE NOTES
               SECTION 2.01. The Notes. (a) The Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of $600,000,000 upon a written order of Arch Coal in the form of an Officers’ Certificate of the Company (other than as provided in Section 2.07). The Company may, as long as permitted under this Indenture, issue and the Trustee shall authenticate (1) the Exchange Notes and (2) Additional Notes after the Issue Date in unlimited amount for original issue upon a written order of the Company in the form of an Officers’ Certificate in aggregate principal amount as specified in such order. Each such written order shall specify the amount of Notes to be authenticated and the date on which such Notes are to be authenticated.
          (b) Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange or usage. Arch Coal shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.
          (c) Global Notes. Notes offered and sold to QIBs in reliance on Rule 144A as provided in the Purchase Agreement shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by Arch Coal and authenticated by the Trustee (or its agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Restricted Global Note and recorded in the Security Register, as hereinafter provided. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Regulation S Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by Arch Coal and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Regulation S Global Note and recorded in the Security Register, as hereinafter provided.
          If and when issued, Exchange Notes offered to Holders, as provided in the Registration Rights Agreement, shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable omissions and legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Exchange Global Note”), which shall be deposited on behalf of the Holders of the Exchange Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by Arch Coal and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Exchange Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Exchange Global Note and recorded in the Security Register, as hereinafter provided.
          Upon the transfer, exchange or replacement of any Original Note remaining outstanding after the consummation of an Exchange Offer, the Registrar shall deliver such new Original Note only in global form, subject to Section 2.10, and such new Original Note shall continue to bear the applicable legends set forth in Exhibit A hereto. In the case of a Restricted Global Note, such legends shall include the private placement legend unless (x) the appropriate period referred to in Rule 144 under the Securities Act has elapsed or (y) there is delivered to the Registrar an opinion of counsel reasonably satisfactory to Arch Coal and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act.
          Upon the transfer, exchange or replacement of any Note pursuant to a Shelf Registration Statement, the Registrar shall deliver such new Note only in global form, subject to Section 2.10, and such new Note shall continue to bear the applicable legends set forth in Exhibit A hereto; provided, however, that such new Note shall not be required to bear the private placement legend set forth in Exhibit A hereto. Beneficial interests in any such new Note shall be reflected in the Exchange Global Note.
          (d) Book-Entry Provisions. This Section 2.01(d) shall apply to the Restricted Global Note, the Regulation S Global Note, and, if and when issued, the Exchange Global Note (collectively, the “Global Notes”) deposited with or on behalf of the Depositary.
          Members of, or participants and account holders in, DTC (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or by the Trustee or any custodian of the Depositary or under such Global Note, and the Depositary or its nominee may be treated by Arch Coal, a Guarantor, the Trustee and any agent of Arch Coal, a Guarantor or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Arch Coal, a Guarantor, the Trustee or any agent of Arch Coal, a Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and their Participants, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.
          Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.
          Except as provided in Section 2.10, owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of certificated Notes.
               SECTION 2.02. Execution and Authentication. An authorized officer shall sign the Notes for Arch Coal by manual or facsimile signature.

          If an authorized officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
          A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          Pursuant to an Issuer Order, Arch Coal shall execute and the Trustee shall authenticate (a) Original Notes for original issue up to an aggregate principal amount of $600,000,000, and (b) Additional Notes subject to compliance at the time of issuance of such Additional Notes with the provisions of this Indenture in an unlimited amount and Exchange Notes for issue only in an Exchange Offer, pursuant to the Registration Rights Agreement, for Notes up to an aggregate principal amount of Original Notes and Additional Notes exchanged in such Exchange Offer.
          The Trustee may appoint an authenticating agent reasonably acceptable to Arch Coal to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar Transfer Agent or Paying Agent to deal with Arch Coal or an Affiliate of Arch Coal.
          The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.
               SECTION 2.03. Registrar, Transfer Agent and Paying Agent. Arch Coal shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices or demands to or upon Arch Coal in respect of the Notes may be served. Arch Coal may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.
          Arch Coal or any its Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided, however, that neither Arch Coal nor any of its Affiliates shall act as Paying Agent for the purposes of Articles Three and Eight and Sections 4.09 and 4.11.
          Arch Coal hereby initially appoints the Trustee, at the address set forth in Section 12.02(a) as Registrar and as Transfer Agent and Paying Agent.
          Subject to any applicable laws and regulations, Arch Coal shall cause the Registrar to keep a register (the “Security Register”) at its corporate trust office in which, subject to such reasonable regulations it may prescribe, Arch Coal shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.
          Arch Coal shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture, which, following the effectiveness of a Registration Statement pursuant to the Registration Rights Agreement, shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. Arch Coal shall notify the Trustee of the name and address of any such agent. If Arch Coal fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 of this Indenture.
               SECTION 2.04. Paying Agent to Hold Money in Trust. Not later than 10:00 am (Central time) on each due date of the principal, premium, if any, and interest on any Notes, Arch Coal shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes. Arch Coal shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by Arch Coal or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by Arch Coal (or any other obligor on the Notes) in making any such payment. Arch Coal at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If Arch Coal or any Affiliate of Arch Coal acts as Paying Agent, it will, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.
               SECTION 2.05. Holder Lists and Registration Rights Agreements. (a) The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, Arch Coal shall furnish to the Trustee, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such Record Date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.
          (b) The Trustee shall maintain copies of the Registration Rights Agreement available for inspection by Holders during normal business hours at its Corporate Trust

Office for so long as there are Notes outstanding that are subject to registration under the Registration Rights Agreement.
               SECTION 2.06. Transfer and Exchange. (a) Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, Arch Coal shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but Arch Coal may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable upon exchanges pursuant to Sections 2.10, 3.08 or 9.05) or in accordance with a Prepayment Offer pursuant to Section 4.09 or Change of Control Offer pursuant to Section 4.11, not involving a transfer.
          Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.
          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by Arch Coal or the Registrar) be duly endorsed, or be accompanied by a written instrument or transfer, in form satisfactory to Arch Coal and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of Arch Coal evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
          In the event that Arch Coal delivers to the Trustee a copy of an Officers’ Certificate certifying that a registration statement under the Securities Act with respect to the Exchange Offer, or a Shelf Registration Statement, as the case may be, has been declared effective by the Commission, and that Arch Coal has offered Exchange Notes to the Holders in accordance with the Exchange Offer or that Notes have been offered pursuant to such Shelf Registration Statement, the Trustee shall exchange or issue upon transfer, as the case may be, upon request of any Holder, such Holder’s Notes for (i) in the case of an Exchange Offer, Exchange Notes upon the terms set forth in the Exchange Offer or (ii) in the case of a transfer pursuant to a Shelf Registration Statement, Notes that comply with the requirements applicable following such a transfer as set forth in Section 2.01(c).

          Arch Coal shall not be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 15 Business Days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(d), Section 2.06(a) and this Section 2.06(b); provided, however, that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any.
               (i) Except for transfers or exchanges made in accordance with any of clauses (ii), (iii), (iv) or (v) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
               (ii) Restricted Global Note to Regulation S Global Note. If the Holder of a beneficial interest in the Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer or exchange may be effected, only in accordance with this clause (ii) and the rules and procedures of the Depositary. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit B attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Restricted Global Note and to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged.
               (iii) Regulation S Global Note to Restricted Global Note. If the Holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (iii) and the rules and procedures of the Depositary. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in the Restricted Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit C attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such Interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act and, in such circumstances, such Opinion of Counsel as Arch Coal or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Regulation S Global Note and to increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged or transferred.
               (iv) Restricted Global Note to Exchange Global Note. Following the earlier of the consummation of the Exchange Offer or the transfer of a Note pursuant to a Shelf Registration Statement that results in beneficial interests in such Note being reflected in the Exchange Global Note, if the Holder of a beneficial interest in the Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in the Exchange Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer or exchange, if not effected pursuant to Section 2.06(a) may be effected only in accordance with this clause (iv) and the rules and procedures of the Depositary. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in the Exchange Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit B attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Restricted Global Note and to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged or transferred.
               (v) Regulation S Global Note to Exchange Global Note. Following the earlier of the consummation of the Exchange Offer or the transfer of a Note pursuant to a Shelf Registration Statement that results in beneficial interests in such Note being reflected in the Exchange Global Note, if the Holder of a beneficial interest in the Regulation S Global Note at any time wishes to exchange its interest in such Regulation S Global Note for an interest in the Exchange Global Note, or to transfer its interest in such Regulation

S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Exchange Global Note, such transfer or exchange, if not effected pursuant to an Exchange Offer or a Shelf Registration Statement in accordance with Section 2.06(a) may be effected only in accordance with this clause (v) and the rules and procedures of the Depositary. Upon receipt by the Registrar from the Transfer Agent of instructions directing the Registrar to credit or cause to be credited an interest in the Exchange Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Regulation S Global Note and to increase or cause to be increased the principal amount of the Exchange Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged or transferred.
               (vi) Global Notes to Certificated Notes. In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to Section 2.10, the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with Section 2.10 and such procedures as are substantially consistent with the provisions of clauses (ii) and (iii) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by Arch Coal and the Trustee.
          (c) Except in connection with an Exchange Offer or a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted Notes legends set forth in Exhibit A hereto, the Notes so issued shall bear the restricted Notes legends, and a request to remove such restricted Notes legends from Notes will not be honored unless there is delivered to Arch Coal such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by Arch Coal, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of Arch Coal, shall authenticate and deliver Notes that do not bear the legend.
          (d) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary, for any Depositary records or beneficial ownership interests or for any transactions between the Depositary and any Agent Member or between or among the Depositary, a participant and/or any holder or owner of a beneficial interest in a Global Note.
          (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, including delivery of Opinions of Counsel, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.
               SECTION 2.07. Replacement Notes. If a mutilated certificated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, Arch Coal shall issue and the Trustee shall authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Trustee or Arch Coal. If required by the Trustee or Arch Coal, such Holder shall furnish an indemnity or indemnity bond sufficient in the judgment of Arch Coal and the Trustee to protect Arch Coal, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar, and any authenticating agent from any loss that any of them may suffer if a Note is replaced. Arch Coal and the Trustee may charge the Holder for their expenses in replacing a Note.
          Every replacement Note shall be an additional obligation of Arch Coal.
               SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because Arch Coal or an Affiliate of Arch Coal holds the Note.
          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and Arch Coal receive proof satisfactory to them that the Note which has been replaced is held by a bona fide purchaser.
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
               SECTION 2.09. Notes Held by Arch Coal. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by Arch Coal or by an Affiliate of Arch Coal shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not Arch Coal or an Affiliate of Arch Coal.
               SECTION 2.10. Certificated Notes. (a) A Global Note deposited with the Depositary or other custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes only if such transfer complies with Section 2.06 and (i) the Depositary notifies Arch Coal that it is unwilling or unable to continue as the Depositary for such Global Note, or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by Arch Coal within 90 days of such notice, or (ii) Arch Coal, at its option, executes and delivers to the Trustee a notice that such Global Note be so transferable, registrable and exchangeable, or (iii) an Event of Default, or an event which after notice or lapse of time or both would be an Event of Default, has occurred and is continuing with respect to the Notes or (iv) the issuance of such certificated Notes is necessary in order for a Holder or beneficial owner to present its Note or Notes to a Paying Agent in order to avoid any tax that is imposed on or with respect to a payment made to such Holder or beneficial owner. Notice of any such transfer shall be given by Arch Coal in accordance with the provisions of Section 12.02(a).
          (b) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to this Section 2.10 shall be surrendered by the Depositary to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in registered form in denominations of $2,000 and any integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of the Depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, payment of principal, premium, if any, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of Arch Coal maintained for such purposes in accordance with Section 2.03. Such certificated Notes shall bear the applicable legends set forth in Exhibit A hereto.
          (c) In the event of the occurrence of any of the events specified in Section 2.10, Arch Coal will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.
               SECTION 2.11. Cancellation. Arch Coal at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else shall cancel (subject to the record retention requirements of the Exchange Act and the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture Arch Coal may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.
               SECTION 2.12. Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by Arch Coal, at its election in each case, as provided in clause (a) or (b) below:
          (a) Arch Coal may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. Arch Coal shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time Arch Coal may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, Arch Coal shall fix a special Record Date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. Arch Coal shall promptly but, in any event, not less than 15 days prior to the special Record Date, notify the Trustee of such special Record Date and, in the name and at the expense of Arch Coal, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special Record Date therefor to be mailed first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special Record Date. Notice of the proposed payment date of such Defaulted Interest and the special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special Record Date and shall no longer be payable pursuant to clause (b) below.
          (b) Arch Coal may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by Arch Coal to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.
          Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
               SECTION 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
               SECTION 2.14. CUSIP, ISIN and Common Code Numbers. Arch Coal in issuing the Notes may use CUSIP, ISIN and Common Code numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN and Common Code numbers, as appropriate, in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. Arch Coal will promptly notify the Trustee of any change in the CUSIP, ISIN or Common Code numbers.
               SECTION 2.15. Issuance of Additional Notes and Exchange Notes. Arch Coal may, subject to Section 4.06 of this Indenture, issue Additional Notes under this Indenture in accordance with the procedures of Section 2.02. The Original Notes issued on the date of this Indenture and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.
ARTICLE THREE
REDEMPTION; OFFERS TO PURCHASE
               SECTION 3.01. Optional Redemption. Except as set forth in the next two paragraphs, the Notes will not be redeemable at the option of Arch Coal prior to August 1, 2013. Starting on that date, Arch Coal may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest, if any, due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on August 1, 2013 of the years set forth below, and are expressed as percentages of principal amount:

Redemption
Year	Price
2013	104.375%
2014	102.188%
2015 and thereafter	100.000%
          In addition, at any time and from time to time, prior to August 1, 2012, Arch Coal may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 108.750% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Arch Coal or any of its Subsidiaries). Any such redemption shall be made within 90 days after the date of the closing of such Public Equity Offering upon not less than 30 nor more than 60 days’ prior notice.
          At any time prior to August 1, 2013, Arch Coal may, at its option, on one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of the date of redemption, and, without duplication, accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article Three.
               SECTION 3.02. Notices to Trustee. If Arch Coal elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.
          Arch Coal shall give each notice to the Trustee provided for in this Section 3.02 in writing at least 45 days before the date notice is mailed to the Holders pursuant to Section 3.04 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from Arch Coal to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the Record Date relating to such redemption shall be selected by Arch Coal and given to the Trustee, which Record Date shall be not less than 15 days after the date of notice to the Trustee.
          Except as otherwise provided herein, no notice or communication to the Trustee shall be deemed effectively given unless it is actually received by a Trust Officer at its Corporate Trust Office.
               SECTION 3.03. Selection of Notes to be Redeemed. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by Arch Coal, of the principal national securities exchange or automated quotation system, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or automated quotation system, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.
          The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions equal to $2,000 in principal amount or any integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify Arch Coal and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.
               SECTION 3.04. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Notes, Arch Coal shall deliver a notice of redemption to each Holder to be redeemed and shall comply with the provisions of Section 12.02(b).
          (b) The notice shall identify the Notes to be redeemed (including CUSIP, ISIN and Common Code numbers) and shall state:
          (i) the Redemption Date;

     (ii) the Redemption Price and the amount of accrued interest, if any to be paid;
     (iii) the name and address of the Paying Agent;
     (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;
     (v) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;
     (vi) that, if any Note contains a CUSIP, ISIN or Common Code number, no representation is being made as to the correctness of such CUSIP, ISIN or Common Code number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;
     (vii) that, unless Arch Coal defaults in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and
     (viii) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.
          At Arch Coal’s written request, the Trustee may give a notice of redemption in Arch Coal’s name and at Arch Coal’s expense. In such event, Arch Coal shall provide the Trustee with the notice and the other information required by this Section 3.04.
               SECTION 3.05. Effect of Notice of Redemption. Once a notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest, if any, to the Redemption Date. In any event, failure to give such notice, or any defect therein, shall not effect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.
               Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.
               SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, Arch Coal shall deposit or cause to be deposited with the Paying Agent a sum in same day funds sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by Arch Coal to the Trustee for cancellation. The Paying Agent shall return to Arch Coal any money so deposited that is not required for that purpose.

               SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless Arch Coal shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by Arch Coal at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.
               SECTION 3.08. Notes Redeemed in Part. (a) Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at final Stated Maturity of $1,000 or an integral multiple thereof.
          (b) Upon surrender and cancellation of a certificated Note that is redeemed in part, Arch Coal shall execute and the Trustee shall authenticate for the Holder (at Arch Coal’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided, however, that each such certificated Note shall be in a principal amount at final Stated Maturity of $1,000 or an integral multiple thereof.
ARTICLE FOUR
COVENANTS
          SECTION 4.01. Payment of Notes. Each of Arch Coal and the Guarantors covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than Arch Coal or any of its Affiliates) holds, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, and interest then due. If Arch Coal or any of its Affiliates acts as Paying Agent, principal, premium, if any, and interest shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.
          Each of Arch Coal or the Guarantors shall pay interest on overdue principal at the rate specified therefor in the Notes. Arch Coal or the Guarantors shall pay interest on overdue installments of interest at the same rate to the extent lawful.
               SECTION 4.02. Corporate Existence. Subject to Article Five, Arch Coal and each Restricted Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, limited liability company or other existence and the rights (charter and statutory), licenses and franchises of Arch Coal and each Restricted Subsidiary; provided, however, that Arch Coal shall not be required to preserve any such right, licence or franchise if the Board of Directors of Arch Coal shall determine that the preservation thereof is no longer desirable in the conduct of the business of Arch Coal and the Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.
     SECTION 4.03. Maintenance of Properties. Arch Coal shall cause all properties owned by it or any of its Subsidiaries or used or held for use in the conduct of its business or the business of Arch Coal or any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of Arch Coal, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.03 shall prevent Arch Coal from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of Arch Coal, desirable in the conduct of the business of Arch Coal and its Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.
     SECTION 4.04. Insurance. Arch Coal shall maintain, and shall cause its Subsidiaries to maintain, insurance with carriers believed by Arch Coal to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as Arch Coal believes are customarily carried by businesses similarly situated and owning like properties, including as appropriate general liability, property and casualty loss and interruption of business insurance.
     SECTION 4.05. Statement as to Compliance. (a) Arch Coal shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that in the course of the performance by the signer of its duties as an officer of Arch Coal he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action Arch Coal is taking or proposed to take with respect thereto. For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.
     Arch Coal shall comply with TIA Section 314(a)(4). Arch Coal’s delivery to the Trustee of the reports, information and documents required by said Section 314(a)(4) is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Arch Coal’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee of, or the holder of, any other evidence of Debt of Arch Coal or any Subsidiary outstanding in a principal amount of $40,000,000 or more gives any notice stating that it is a Notice of Default or takes any other action to accelerate such Debt or enforce any Note therefor, Arch Coal shall deliver to the Trustee within five Business Days by registered or certified mail or facsimile transmission an Officers’ Certificate specifying such event, notice or other action, its status and what action Arch Coal is taking or proposes to take with respect thereto.
               SECTION 4.06. Limitation on Debt. Arch Coal shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:
          (1) such Debt is Debt of Arch Coal or a Guarantor, and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, Consolidated Interest Coverage Ratio of Arch Coal would be at least 2.0 to 1.0, or
          (2) such Debt is Permitted Debt.
The term “Permitted Debt” is defined to include the following:
       (a) Debt under Credit Facilities (including, without limitation, the Incurrence of Guarantees thereof) in an aggregate amount at any one time outstanding pursuant to this clause (a) not to exceed the greater of (i) $800.0 million, less the aggregate amount of all Net Available Cash from Asset Sales applied by Arch Coal or any Restricted Subsidiary to Repay any such Debt pursuant to Section 4.09 of the Indenture and (ii) 20% of Consolidated Net Tangible Assets;
       (b) Debt of Arch Coal evidenced by the Notes issued on the Issue Date and the Note Guarantees thereof and any Notes issued pursuant to the Registration Rights Agreement in exchange for the Notes and any Note Guarantees related thereto;
       (c) Debt of Arch Western evidenced by the Arch Western Notes in an aggregate principal amount not to exceed $950.0 million and the Guarantees thereof by Arch Western and its Subsidiaries;
       (d) Debt of Arch Coal or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt; provided that the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (d) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (d)) does not exceed, at any one time outstanding, 7% of Consolidated Net Tangible Assets;
       (e) Debt of Arch Coal owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by Arch Coal or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except the Arch Coal Notes, to Arch Coal or a Restricted Subsidiary or any pledge of such Debt constituting a Permitted Lien) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

       (f) Debt under Interest Rate Agreements entered into by Arch Coal or a Restricted Subsidiary in the ordinary course of business;
       (g) Debt under Currency Exchange Protection Agreements entered into by Arch Coal or a Restricted Subsidiary in the ordinary course of business;
       (h) Debt under Commodity Price Protection Agreements entered into by Arch Coal or a Restricted Subsidiary in the ordinary course of business;
       (i) Debt in connection with one or more standby letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, surety bonds, completion guarantees or other similar bonds and obligations, including self-bonding arrangements, issued by Arch Coal or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;
       (j) Debt of Arch Coal or any Restricted Subsidiary under one or more unsecured commercial paper facilities in an aggregate amount pursuant to this clause (j) (including all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (j)) not to exceed $100.0 million at any one time outstanding;
       (k) Debt of Arch Coal or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (j) above or (l) through (s) below;
       (l) other Debt of Arch Coal or any Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $175.0 million;
       (m) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (b), (c), (d), (j), (k), and this clause (m);
       (n) Debt consisting of installment payment obligations to any federal or state governmental agency in connection with the acquisition of coal leases or oil, gas or other real property interests in the ordinary course of business;
       (o) Debt Incurred by Arch Coal or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Arch Coal or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by Arch Coal or any Restricted Subsidiary thereof in connection with such disposition;

       (p) Debt Incurred by Arch Coal or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished within five business days of its Incurrence;
       (q) Debt Incurred by Arch Coal to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;
       (r) Debt of a Receivables Subsidiary in respect of a Receivables Facility, which is non-recourse to Arch Coal or any other Restricted Subsidiary in any way other than Standard Securitization Undertakings;
       (s) Debt of Persons that are acquired by Arch Coal or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Debt is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, that, after giving effect to such acquisition and the Incurrence of such Debt, Arch Coal would be permitted to Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this Section 4.06.
         Notwithstanding anything to the contrary contained in this Section 4.06, accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this covenant.
         For purposes of determining compliance with this Section 4.06 in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (s) above or is entitled to be incurred pursuant to clause (1) of the first paragraph of this Section 4.06, Arch Coal shall, in its sole discretion classify, and may later reclassify, such item of Debt in any manner that complies with this Section 4.06. Notwithstanding the foregoing, Debt under the Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (a) of the definition of Permitted Debt and Debt under Arch Western’s existing commercial paper facility outstanding on the Closing Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (j) of the definition of Permitted Debt.
               SECTION 4.07. Limitation on Liens.
         Arch Coal shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or any Note Guarantee will be secured by such Lien equally and ratably with all other Debt of Arch Coal or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien; provided, however, that if such Debt is expressly subordinated to the Notes or any Note Guarantee, the Lien securing such Debt will be subordinated and junior to the Lien securing the Notes or such Note Guarantee, as the case may be, with the same relative priority as such Debt has with respect to the Notes or such Note Guarantee.
               SECTION 4.08. Limitation on Restricted Payments. Arch Coal shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,
     (a) a Default or Event of Default shall have occurred and be continuing;
     (b) Arch Coal could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.06 of this Indenture; or
     (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:
          (1) 50% of the aggregate amount of Consolidated Net Income of Arch Coal accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or if the aggregate amount of Consolidated Net Income of Arch Coal for such period shall be a deficit, minus 100% of such deficit), plus
          (2) 100% of the Capital Stock Sale Proceeds, plus
          (3) the sum of:
(A)	the aggregate net cash proceeds received by Arch Coal or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Arch Coal, and

(B)	the aggregate net cash proceeds received by Arch Coal from the issuance and sale after the Issue Date of Debt of Arch Coal or any Restricted Subsidiary that has been converted or exchanged for Capital Stock (other than Disqualified Stock) of Arch Coal, excluding, in the case of clause (A) or (B):
     (x) any such Debt issued or sold to Arch Coal or a Subsidiary of Arch Coal or an employee stock ownership plan or trust established by Arch Coal or any such Subsidiary for the benefit of their employees, and

     (y) the aggregate amount of any cash or other Property distributed by Arch Coal or any Restricted Subsidiary upon any such conversion or exchange, plus
     (4) an amount equal to the sum of:
(A)	the net reduction in Investments in any Person other than Arch Coal or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to Arch Coal or any Restricted Subsidiary from such Person, and

(B)	the portion (proportionate to Arch Coal’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary of Arch Coal at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;
provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by Arch Coal or any Restricted Subsidiary in such Person.
Notwithstanding the foregoing limitation, Arch Coal may:
       (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;
       (b) make Restricted Payments in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Arch Coal (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Arch Coal or an employee stock ownership plan or trust established by Arch Coal or any such Subsidiary for the benefit of their employees); provided, however; that
     (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and
     (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c) above;
       (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

     (d) repurchase shares of, or options to purchase shares of, common stock of Arch Coal or any of its Subsidiaries from current or former Officers, directors or employees of Arch Coal or any of its Subsidiaries (or permitted transferees of such current or former Officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that: (1) the aggregate amount of such repurchases shall not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years subject to a maximum of $10.0 million in any calendar year) and (2) at the time of such repurchase, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments;
     (e) so long as no Default or Event of Default has occurred and is continuing and Arch Western is a limited liability company, make distributions to the ARCO Member (as defined in the LLC Agreement), with respect to any period after June 30, 2009, not to exceed the Tax Amount allocated to such member under the LLC Agreement for such period; provided, however, that such distributions shall be excluded in the calculation of the amount of Restricted Payments;
     (f) so long as no Default or Event of Default has occurred and is continuing, make distributions of the Preferred Return (as defined in the LLC Agreement) to the ARCO Member (as defined in the LLC Agreement) pursuant to the LLC Agreement in effect on the Issue Date; provided, however, that such distribution pursuant to this clause (f) shall not exceed $100,000 per year and shall be excluded in the calculation of the amount of Restricted Payments;
     (g) pay cash in lieu of fractional Capital Stock pursuant to the exchange or conversion of any exchangeable or convertible securities; provided, however, that such payment shall not be for the purpose of evading the limitation of this covenant (as determined by the Board of Director in good faith); provided further, however, that such payments will be included in the calculation of the amount of Restricted Payments;
     (h) repurchase of Capital Stock deemed to occur upon the exercise of options, warrants or other securities convertible into or exchangeable for Capital Stock of Arch Coal to the extent that such Capital Stock represents all or a portion of the exercise price thereof; provided, however, that such repurchase will be excluded in the calculation of the amount of Restricted Payments;
     (i) declare and pay dividends to holders of any class or series of Disqualified Stock of Arch Coal or any Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, in each case issued in accordance with the covenant described in Section 4.06 of this Indenture; provided, however, that 50% of such dividends shall be included in the calculation of the amount of Restricted Payments;

     (j) declare and pay dividends on Arch Coal’s common stock not to exceed an annual rate of $0.36 per share (such amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the Issue Date so that the aggregate amount of dividends permitted after such transaction is the same as the amount permitted immediately prior to such transaction); provided however, that that such dividends shall be excluded in the calculation of the amount of Restricted Payments; and
     (k) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $25.0 million; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.
       For purposes of determining compliance with this Section 4.08, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (a) through (k) above, Arch Coal may, in its sole discretion, classify such Restricted Payment in any manner that complies with this covenant.
               SECTION 4.09. Limitation on Asset Sales. Arch Coal shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:
     (a) Arch Coal or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;
     (b) at least 75% of the consideration paid to Arch Coal or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Cash Equivalents or Additional Assets or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:
     (1) any liabilities of Arch Coal or any Restricted Subsidiary (other than contingent liabilities, liabilities that are by their terms subordinated to the Notes or the Note Guarantees or liabilities to the extent owed to Arch Coal or any Subsidiary of Arch Coal) that are assumed by the transferee of any Property or Capital Stock, as applicable, to the extent that Arch Coal and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and
     (2) any securities, notes or other obligations received by Arch Coal or any such Restricted Subsidiary from such transferee that are converted by Arch Coal or such Restricted Subsidiary into cash within 180 days of receipt (to the extent of the cash received in that conversion).
      The Net Available Cash (or any portion thereof) from Asset Sales may be applied by Arch Coal or a Restricted Subsidiary to the extent Arch Coal or such Restricted Subsidiary elects (or is required by the terms of any Debt) to:

     (a) repay any secured Debt of the Company or a Restricted Subsidiary (other than Subordinated Obligations), any Debt of a Restricted Subsidiary that is not a Guarantor (other than Debt owed to Arch Coal or another Restricted Subsidiary) or any Debt under the Credit Agreement; or
     (b) make a capital expenditure or reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Arch Coal or another Restricted Subsidiary).
       Any Net Available Cash from an Asset Sale (other than an Asset Sale consisting of all of the Capital Stock of Canyon Fuel or Mountain Coal Company, L.L.C.) not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash (provided that such 365 day period shall be extended with respect to Net Available Cash received by Arch Western or its Restricted Subsidiaries until the consummation of any asset sale prepayment offer required to be made pursuant to the Arch Western Notes Indenture or any agreement governing Permitted Refinancing Debt in respect thereof) or that is not segregated from the general funds of Arch Coal for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been completed or abandoned shall constitute “Excess Proceeds;” provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Available Cash shall also constitute “Excess Proceeds.” Any Net Available Cash from an Asset Sale consisting of all of the Capital Stock of Canyon Fuel Company, LLC or Mountain Coal Company, L.L.C. not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash shall be segregated from the general funds of Arch Coal and invested in cash or Cash Equivalents pending application in accordance with the preceding paragraph. Subject to the foregoing, Arch Coal or such Restricted Subsidiary may apply the Net Available Cash to temporarily reduce Debt outstanding under a revolving credit facility or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture pending the final application of the Net Available Cash pursuant to this covenant.
       When the aggregate amount of Excess Proceeds (including income earned on such Excess Proceeds) exceeds $50.0 million (or earlier at Arch Coal’s option, in which case Excess Proceeds shall be deemed to include any Net Available Cash Arch Coal elects to include in such repurchase offer), Arch Coal will be required to make an offer to repurchase (the “Prepayment Offer”) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with the Indenture, Arch Coal or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero.
       The term “Allocable Excess Proceeds” shall mean the product of:
     (a) the Excess Proceeds and
     (b) a fraction,
     (1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and
     (2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of Arch Coal outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring Arch Coal to make an offer to repurchase such Debt at substantially the same time as the Prepayment Offer.
       Within five business days after Arch Coal is obligated to make a Prepayment Offer as described in the preceding paragraph, Arch Coal shall send a written notice, by first-class mail, to the Holders of Notes, accompanied by such information regarding Arch Coal and its Subsidiaries as Arch Coal in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.
       Arch Coal will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Arch Coal will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.
               SECTION 4.10. Limitation on Transactions with Affiliates. Arch Coal shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of Arch Coal (an “Affiliate Transaction”), unless:
     (a) the terms of such Affiliate Transaction are not materially less favorable to Arch Coal or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Arch Coal;

     (b) if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; provided, however, if there are no disinterested members of the Board of Directors, Arch Coal shall receive a written opinion from an Independent Financial Advisor described in clause (c) below; and
     (c) if such Affiliate Transaction involves aggregate payments or value in excess of $100.0 million, Arch Coal obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Arch Coal or such Restricted Subsidiary or that such Affiliate Transaction is not materially less favorable to Arch Coal or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of Arch Coal.
       Notwithstanding the foregoing limitation, Arch Coal or any Restricted Subsidiary may enter into or suffer to exist the following:
     (a) any transaction or series of transactions between Arch Coal and one or more Restricted Subsidiaries, or among Restricted Subsidiaries;
     (b) any Restricted Payment permitted to be made pursuant to the first paragraph of the covenant described under Section 4.08 of this Indenture or Permitted Investments (other than pursuant to clause (b), (c), (j) or (k) of such definition);
     (c) the payment of compensation (including amounts paid pursuant to employment and related agreements and employee benefit plans) for the personal services of officers, directors and employees of Arch Coal or any of its Restricted Subsidiaries;
     (d) loans and advances to employees made in the ordinary course of business permitted by law and consistent with the past practices of Arch Coal or such Restricted Subsidiary;
     (e) indemnities of Officers, directors and employees of the Company or any Restricted Subsidiary consistent with applicable charter, bylaw or statutory provisions;
     (f) agreements in effect on the Issue Date and any modifications, extensions or renewals thereto that are not materially less favorable to Arch Coal or any Restricted Subsidiary than such agreements as in effect on the Issue Date;
     (g) pledges of Capital Stock of Unrestricted Subsidiaries for the benefit of lenders to such Unrestricted Subsidiaries; and
     (h) any transaction with a Receivables Subsidiary as part of a Receivables Facility and otherwise in compliance with the Indenture that are fair to Arch Coal or its Restricted Subsidiaries or not less favorable to Arch Coal or its Restricted Subsidiaries than those that might be obtained at the time with Persons that are not Affiliates of Arch Coal (as determined in good faith by the Board of Directors).
               SECTION 4.11. Change of Control. Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require Arch Coal to repurchase all or any part of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date). If the repurchase date is after a Record Date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Note is registered at the close of business on that Record Date, and no additional interest will be payable to Holders whose Notes shall be subject to redemption.
        Within 30 days following any Change of Control, Arch Coal shall:
          (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and
          (b) send, by first-class mail, with a copy to the Trustee, to each Holder of Notes, at such Holder’s address appearing in the Security Register, a notice stating:
          (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.11 of the Indenture and that all Notes timely tendered will be accepted for payment;
          (2) the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;
          (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and
          (4) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.
        Arch Coal will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by Arch Coal and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
        Arch Coal will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, Arch Coal will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.
               SECTION 4.12. Limitation on Sale and Leaseback Transactions. Arch Coal shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Property unless:
       (a) Arch Coal or such Restricted Subsidiary would be entitled to:
        (i) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.06 of this Indenture, and
        (ii) create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Note Guarantee pursuant to Section 4.07 of this Indenture, and
       (b) such Sale and Leaseback Transaction is effected in compliance with Section 4.09 of this Indenture.
               SECTION 4.13. Guarantees by Restricted Subsidiaries. If Arch Coal acquires or creates another Domestic Subsidiary after the Issue Date, then that newly acquired or created Subsidiary will become a Guarantor and execute a supplemental indenture within 10 days of the date on which it was created or acquired or became a Subsidiary; provided, however, that all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries will not have to become a Guarantor pursuant to this Section 4.13. In addition, Arch Coal shall not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to Guarantee or secure the payment of any other Debt of Arch Coal or any other Guarantor unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Note Guarantee of the payment of the Notes by such Restricted Subsidiary; provided that this paragraph shall not be applicable to:
        (i) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;
        (ii) any Guarantee arising under or in connection with performance bonds, indemnity bonds, surety bonds or letters of credit or bankers’ acceptances or coal sales contracts; or
        (iii) Permitted Liens.
        If the Guaranteed Debt is a Subordinated Obligation, the Guarantee of such Guaranteed Debt must be subordinated in right of payment to the Note Guarantee to at least the extent that the Guaranteed Debt is subordinated to the Notes or the applicable Note Guarantee.

               SECTION 4.14. Limitation on Restrictions on Distributions from Restricted Subsidiaries. Arch Coal shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:
     (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to Arch Coal or any other Restricted Subsidiary;
     (b) make any loans or advances to Arch Coal or any other Restricted Subsidiary; or
     (c) transfer any of its Property to Arch Coal or any other Restricted Subsidiary.
     (d) The foregoing limitations will not apply:
          (1) with respect to clauses (a), (b) and (c), to restrictions:
(A)	in effect on the Issue Date (including, without limitation, restrictions pursuant to the Arch Western Notes and the Arch Western Notes Indenture, the LLC Agreement, the Credit Agreement, the Notes and the Indenture);

(B)	relating to Debt of a Restricted Subsidiary of Arch Coal and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Arch Coal;

(C)	that result from any amendment, restatement, renewal or replacement of an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restrictions are not materially more restrictive, taken as a whole, than those under the agreement evidencing the Debt so Refinanced;

(D)	existing under, or by reason of or with respect to applicable law, rule, regulation or order of any governmental authority;

(E)	on cash or other deposits or net worth imposed by customers or required by insurance surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(F)	relating to Debt of a Receivables Subsidiary or other contractual requirements of a Receivables Subsidiary in connection with a Receivables Facility; provided that such restrictions only apply to such Receivables Subsidiary or the receivables which are subject to the Receivables Facility;

(G)	with respect to any Person or the Property of a Person acquired by Arch Coal or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in anticipation of such acquisition, which restriction is not applicable to any Person or the Property of any Person, other than the Person, or the Property of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(H)	contained in customary provisions in asset sale agreements limiting the transfer of such Property or distributions or loans from the Property to be sold pending the closing of such sale;

(I)	contained in customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interest in, or assets of, such partnership, limited liability company, joint venture or similar Person; and

(J)	contained in agreements or instruments governing the Debt of a Restricted Subsidiary; provided that such restrictions contained in any agreement or instrument will not materially affect the Arch Coal’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Board of Directors or the senior management of Arch Coal); and
          (2) with respect to clause (c) only, to restrictions:
(A)	relating to Debt that is permitted to be Incurred and secured without also securing the Notes pursuant to Section 4.06 and 4.07 of this Indenture that limit the right of the debtor to dispose of the Property securing such Debt;

(B)	resulting from customary provisions restricting subletting, assignment or transfer of any property or asset that is subject to a lease, license, sub-license or similar contract or customary provisions in other agreements that restrict assignment or transfer of such agreements or rights thereunder; or

(C)	customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.
               SECTION 4.15. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary

if that designation (which would constitute an Investment in such Subsidiary) would not result in a breach of Section 4.08 of this Indenture or otherwise cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Arch Coal and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation as set forth under the definition of “Investment” and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.08 of this Indenture or Permitted Investments, as determined by Arch Coal. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
       The Board of Directors may also designate any Subsidiary of Arch Coal to be an Unrestricted Subsidiary if:
       (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, Arch Coal or any other Restricted Subsidiary and is not required to be a Guarantor pursuant to the Indenture; and
       (b) either:
     (1) the Subsidiary to be so designated has total assets of $1,000,000 or less; or
     (2) such designation is effective immediately upon such entity becoming a Subsidiary of Arch Coal.
       Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Arch Coal will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.
       In addition, neither Arch Coal nor any of its Restricted Subsidiaries shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary) except for a pledge of the Capital Stock of any Unrestricted Subsidiary for the benefit of such holders.
       The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,
(x) Arch Coal could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.06 of this Indenture and
(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

       Any such designation or redesignation by the Board of Directors will be evidenced by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that:
     (a) certifies that such designation or redesignation complies with the foregoing provisions; and
     (b) gives the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of Arch Coal in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of Arch Coal’s fiscal year, within 90 days after the end of such fiscal year).
               SECTION 4.16. Payment of Taxes and Other Claims. Arch Coal will pay or discharge and shall cause each of the Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon (i) Arch Coal or any such Subsidiary, (ii) the income or profits of any such Subsidiary which is a corporation or (iii) the property of Arch Coal or any such Subsidiary and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of Arch Coal or any such Subsidiary; provided, however, that Arch Coal shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.
               SECTION 4.17. Reports to Holders. Notwithstanding that Arch Coal may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Arch Coal shall file with the Commission and provide the Trustee and Holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed with the Commission and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that Arch Coal shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that Arch Coal will be required to provide to the Trustee and the Holders of Notes any such information, documents or reports that are not are so filed.
               SECTION 4.18. Legal Existence. Subject to Article Five, Arch Coal shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory) and franchises of Arch Coal and the Restricted Subsidiaries; provided that Arch Western shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the preservation thereof is no longer desirable in the conduct of the business of Arch Coal and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.
               SECTION 4.19. Waiver of Stay, Extension or Usury Laws. Arch Coal and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of Arch Coal and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes or the Note Guarantees as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of Arch Coal and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
               SECTION 4.20. Further Instruments and Acts. Upon request of the Trustee (but without imposing any duty or obligation of any kind on the Trustee to make any such request), Arch Coal and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
               SECTION 4.21. Covenant Termination. Upon the first date that (a) the Notes have Investment Grade Ratings from both Ratings Agencies and (b) no Default has occurred and is continuing hereunder, Arch Western and its Restricted Subsidiaries will not be subject to the provisions of this Indenture described under Sections 4.06, 4.08, 4.09, 4.10, clause (a) and (b) of Section 4.12, 4.14, 4.15 and clause (a)(2) of Section 5.01 hereof.
ARTICLE FIVE
CONSOLIDATION, MERGER OR SALE OF ASSETS
               SECTION 5.01. Consolidation, Merger or Sale of Assets. (a) Arch Coal shall not:
          (1) merge, consolidate or amalgamate with or into any Person (other than a merger of a Wholly Restricted Subsidiary of Arch Coal into Arch Coal); or
          (2) in a single transaction or through a series of transactions, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or Persons, if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Property of Arch Coal to any other Person or Persons.
(b) Section (a) above shall not apply to Arch Coal if:

     (1) at the time and immediately after giving effect to any such consolidation, merger, transaction or series of transactions, either Arch Coal shall be the Surviving Person or the Person (if other than Arch Coal) formed by such consolidation or into which Arch Coal is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition all or substantially all of Arch Coal’s Property:
(A)	shall be a corporation, partnership or limited liability company or a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; provided that at any time the Surviving Person is a partnership or a limited liability company, there shall be a co-issuer of the Notes that is a corporation that also satisfies the requirements of this covenant; and

(B)	expressly assumes (if other than Arch Coal), by a supplemental indenture in form satisfactory to the Trustee, Arch Coal’s obligations under the Notes, this Indenture, and the Registration Rights Agreement, and the Notes, this Indenture, and the Registration Rights Agreement remain in full force and effect as so supplemented;
     (2) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;
     (3) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (3) and clause (4) below any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;
     (4) immediately after giving effect to any such consolidation, merger, transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Surviving Person could incur at least $1.00 of additional Debt (other than Permitted Debt) in accordance with Section 4.06 hereto;
     (5) at the time of any such consolidation, merger, transaction or series of transactions, Arch Coal or the Surviving Person shall have delivered to the Trustee, in form and substance satisfactory to the Trustee, an Officers’ Certificate (attaching the authentic computations to demonstrate compliance with clause (4 above) and an

Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent therein relating to such transaction have been complied with and that this Indenture and the Guarantees constitute legal, valid and binding obligations of the continuing person, enforceable in accordance with their terms; and
     (6) Arch Coal shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such consolidation, merger, transaction or series of transactions had not occurred.
     (c) Arch Coal shall not permit any Guarantor to consolidate with or merge with or into any Person or sell, assign, transfer, convey or otherwise dispose of, all or substantially all of its assets, in one or more related transactions, to any Person unless Arch Coal has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such consolidation, merger, transaction or series of transactions complies with the following conditions and each of the following conditions is satisfied:
     (1) the other Person is Arch Coal or any Wholly Owned Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or
     (2) (A) either (x) the Guarantor shall be the Surviving Person or (y) the entity formed by such consolidation or into which the Guarantor is merged, expressly assumes, by a Guarantee or a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such surviving Person the due and punctual performance and observance of all the obligations of such Guarantor under the Note Guarantee; and
(B)	the Surviving Person, if other than the Guarantor, is a corporation or limited liability company organized under the laws of the United States, any state thereof or the District of Columbia and immediately after giving effect to the transaction and any related Incurrence of Debt of, no Default or Event of Default shall have occurred and be continuing; or
     (3) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to another Guarantor) and at the time of such transaction after giving pro forma effect thereto, the provisions of clause (b)(4) of this covenant would be satisfied, the transaction is otherwise permitted by this Indenture and the Guarantor is released from its Guarantee at the time of such transaction in accordance with this Indenture.

               SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Arch Coal in accordance with Section 5.01 of this Indenture, any Surviving Person formed by such consolidation or into which Arch Coal is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Arch Coal under this Indenture (or of the Guarantor under the Note Guarantee, as the case may be) with the same effect as if such Surviving Person had been named as Arch Coal (or such Guarantor) herein; provided, however, that Arch Coal shall not be released from its obligation or covenants under this Indenture in the case of a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of Arch Coal as an or virtually as an entirety) or a lease.
ARTICLE SIX
DEFAULTS AND REMEDIES
               SECTION 6.01. Events of Default. (a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (i) the failure to make the payment of any interest (including Special Interest) on the Notes when the same becomes due and payable, and such default shall continue for a period of 30 days; or
     (ii) the failure to make the payment of principal of, or premium, if any, on any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; or
     (iii) a default in the performance, or breach, of any covenant or agreement of Arch Coal or any Guarantor under Sections 4.09, 4.11 and 5.01; or
     (iv) a default in the performance, or breach, of any covenant or agreement of Arch Coal or any Guarantor under this Indenture or the Guarantees (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with elsewhere in this Section 6.01) and such default or breach shall continue for a period of 60 days after written notice (the “Notice of Default”) has been given, by registered or certified mail, (x) to Arch Coal by the Trustee or (y) to Arch Coal and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; Arch Coal shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action is being taken or proposed to be taken with respect thereto; or
     (v) a default under any Debt by Arch Coal or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $40.0 million or its foreign currency equivalent at the time; or
     (vi) any judgment or judgments for the payment of money in an aggregate amount in excess of $40.0 million (or its foreign currency equivalent at the time) that shall be rendered against Arch Coal or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; or
     (vii) the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of Arch Coal, any Guarantor or any other Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging Arch Coal, any Guarantor or any other Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Arch Coal, any Guarantor or any other Significant Subsidiary under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Arch Coal, any Guarantor or any other Significant Subsidiary or of any substantial part of their respective properties or ordering the winding up or liquidation of their affairs, and any such decree, order or appointment pursuant to any Bankruptcy Law for relief shall continue to be in effect, or any such other decree, appointment or order shall be unstayed and in effect, for a period of 60 consecutive days; or
     (viii) (A) Arch Coal, any Guarantor or any other Significant Subsidiary (x) commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent or (y) consents to the filing of a petition, application, answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, (B) Arch Coal, any Guarantor or any other Significant Subsidiary consents to the entry of a decree or order for relief in respect of Arch Coal, any Guarantor or any other Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it or, (C) Arch Coal, any Guarantor or any other Significant Subsidiary (x) consents to the appointment of, or taking possession by, a custodian, receiver, liquidator, administrator, supervisor, assignee, trustee, sequestrator or similar official of Arch Coal, any Guarantor or any other Significant Subsidiary or of any substantial part of their respective properties, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due; or
     (ix) any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under any Note Guarantee; or
        (b) If a Default or an Event of Default occurs and is continuing and is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within five business days after its occurrence. Except in the case of a

Default or an Event of Default in payment of principal of, premium, if any, on the Notes or interest, if any, on any Note, the Trustee may withhold the notice to the Holders if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders. Arch Coal shall also notify the Trustee within five Business Days of the occurrence of any Event of Default.
               SECTION 6.02. Acceleration. (a) If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.01(vii) or (viii) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to Arch Coal (and to the Trustee if such notice is given by the Holders) may and the Trustee, upon the written request of such Holders shall, declare the principal amount of all of the outstanding Notes immediately due and payable, and upon any such declaration such principal amount in respect of the Notes shall become immediately due and payable.
     (b) If an Event of Default specified in Section 6.01(vii) or (viii) above occurs and is continuing, then the principal amount of all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (c) At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to Arch Coal and the Trustee, may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if:
     (1) Arch Coal or the Guarantors have paid or deposited with the Trustee a sum sufficient to pay:
(A)	all overdue interest, if any, on all Notes then outstanding;

(B)	all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

(C)	to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate borne by the Notes; and

(D)	all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
     (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
     (3) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and interest, if any, on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

       No such rescission shall affect any subsequent default or impair any right consequent thereon.
      (d) Notwithstanding Section 6.02(c) above, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 6.01(a)(v) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by Arch Coal and countersigned by the Holders of such Indebtedness or a trustee, fiduciary or agent for such Holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.
      (e) Subject to the Article Seven this Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.
      No holder of Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
     (1) such holder has previously given to the Trustee written notice of a continuing Event of Default;
     (2) the registered Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee; and
     (3) the Trustee shall not have received from the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.
However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

               SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
       All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
               SECTION 6.04. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:
     (a) in respect of the payment of the principal of (or premium, if any), or interest on, any Note, or
     (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each outstanding Note affected.
       Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
               SECTION 6.05. Control by Majority. The Holders of not less than a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture; provided that:
     (a) the Trustee may refuse to follow any direction that conflicts with law, this Indenture or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction;
     (b) the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; and
     (c) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

       Prior to taking or not taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
               SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
     (a) the Holder has previously given the Trustee written notice of a continuing Event of Default;
     (b) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;
     (c) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;
     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
       The limitations in the foregoing provisions of this Section 6.06, however, do not apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note.
       A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder.
               SECTION 6.07. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
               SECTION 6.08. Collection Suit by Trustee. Arch Coal covenants that if default is made in the payment of:
     (a) any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
     (b) the principal of (or premium, if any, on) any Note at the Maturity thereof,
Arch Coal shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any), and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.07 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     (c) If Arch Coal fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against Arch Coal or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of Arch Coal or any other obligor upon the Notes, wherever situated.
               SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to Arch Coal or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
       Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
               SECTION 6.10. Application of Money Collected. If the Trustee collects any money or other property (or the same is distributed) pursuant to this Article Six, it shall pay out the money or property in the following order:
FIRST:	to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

SECOND:	to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

THIRD:	to Arch Coal, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

       The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such Record Date, Arch Coal shall mail to each Holder and the Trustee a notice that states the Record Date, the payment date and amount to be paid.
               SECTION 6.11. Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.07.
               SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, Arch Coal, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
               SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
               SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
               SECTION 6.15. Record Date. Arch Coal may set a Record Date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04, 6.05 and 11.04. Unless this Indenture provides otherwise, such Record Date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

               SECTION 6.16. Waiver of Stay or Extension Laws. Arch Coal covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and Arch Coal (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SEVEN
TRUSTEE
               SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;
     (b) except during the continuance of an Event of Default of which a Trust Officer of the Trustee has actual knowledge: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);
     (c) the Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05;
     (d) the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Arch Coal or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law;

     (e) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and
     (f) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.
               SECTION 7.02. Certain Rights of Trustee. (a) Subject to Section 7.01:
          (1) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;
          (2) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;
          (3) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;
          (4) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;
          (5) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or bad faith;
          (6) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
          (7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Arch Coal personally or by agent or attorney;
          (8) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and the permissive right of the Trustee to take any action under this Indenture or under any other agreement in connection herewith shall not be construed as a duty;
          (9) each Guarantor shall pay on demand to the Trustee any and all costs, fees and expenses (including without limitation, reasonable legal fees of counsel) incurred by the Trustee in enforcing any rights under any Guarantee;
          (10) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
          (11) the permissive right of the Trustee to take any action under this Indenture or under any other agreement in connection herewith shall not be construed as a duty;
          (12) unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Arch Coal shall be sufficient if signed by an Officer of Arch Coal; and
          (13) the trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (b) The Trustee may request that Arch Coal deliver an Officers’ Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
               SECTION 7.03. Individual Rights of Trustee. The Trustee, any Paying Agent, any Registrar or any other agent of Arch Coal or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with Arch Coal with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
               SECTION 7.04. Trustee’s Disclaimer. The recitals contained herein and in the Notes, except for the Trustees certificates of authentication, shall be taken as the statements of Arch Coal, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and agrees that the statements made by it in a Statement of Eligibility on Form T-1 supplied to Arch Coal will be true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by Arch Coal of Notes or the proceeds thereof. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the issuance or sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
               SECTION 7.05. Notice of Defaults. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a committee of its Trust Officers in good faith determine that the withholding of such notice is in the interest of the Holders.
       The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer has actual knowledge of such Default or written notice of such Default has been received by the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.
               SECTION 7.06. Reports by Trustee to Holders. Within 60 days after January 1 of each year commencing with the first January 1 after the Issue Date, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).
       Arch Coal shall promptly notify the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof and the Trustee shall comply with TIA Section 313(d).
               SECTION 7.07. Compensation and Indemnity. Arch Coal, failing which each Guarantor, shall pay to the Trustee such compensation as shall be agreed in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. Arch Coal, failing which each Guarantor, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.
       Arch Coal, failing which each Guarantor, shall indemnify the Trustee (in any of its capacities in connection with any of the transactions contemplated hereby, including, without limitation, under this Indenture) and its officers, directors, employees and agents for, and hold it and them harmless from and against any and all loss, liability or expense (including attorneys’

fees and expenses) incurred by it or any of them without willful misconduct or negligence on its part arising out of or in connection with the administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture including this Section 7.07 and of defending itself against any claim, whether asserted by Arch Coal, the Guarantors, any Holder or any other Person). The Trustee shall notify Arch Coal promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Arch Coal shall not relieve Arch Coal or the Guarantors of their obligations hereunder. Arch Coal shall defend the claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and Arch Coal shall pay the fees and expenses of such counsel. Arch Coal need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. Arch Coal shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.
     To secure Arch Coal’s and each of the Guarantor’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes upon the Collateral and on all money or property held or collected by the Trustee, hereunder, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.
     When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(vii) or (viii) with respect to Arch Coal, the Guarantors, or any Restricted Subsidiary, the expenses are intended to constitute expenses of administration under Bankruptcy Law.
     Arch Coal’s and each of the Guarantor’s obligations under this Section 7.07, including the Lien and claim of the Trustee, and any claim arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of Arch Coal’s or Guarantor’s obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture for any reason, and shall apply with equal force and effect to the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.
     “Trustee” for purposes of this Section 7.07 shall include any predecessor Trustee; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
               SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     The Trustee may resign at any time by so notifying Arch Coal. The Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and Arch Coal. Arch Coal shall remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10;
     (b) the Trustee is adjudged bankrupt or insolvent;

     (c) a receiver or other public officer takes charge of the Trustee or its property; or
     (d) the Trustee otherwise becomes incapable of acting.
       If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, Arch Coal shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by Arch Coal. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, Arch Coal or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of Arch Coal, petition any court of competent jurisdiction for the appointment of a successor Trustee.
       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Arch Coal. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.
       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Arch Coal or the Holders of at least 25% in outstanding principal amount of the Notes may, at Arch Coal’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of Arch Coal.
       If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
       The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, Arch Coal’s and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
               SECTION 7.09. Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
               SECTION 7.10. Eligibility: Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as trustee upon the Notes. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other notes of Arch Coal are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
       For purposes of Section 310(b)(1) of the TIA and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflict of interest arising from its capacity as trustee in respect of the Securities of any other series.
       Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the TIA.
       If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
               SECTION 7.11. Preferential Collection of Claims Against Arch Coal. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
               SECTION 7.12. Appointment of Co-Trustee. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.12 are adopted to these ends.
     (b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.
     (c) Should any instrument in writing from Arch Coal be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by Arch Coal; provided, however, that if an Event of Default shall have occurred and be continuing, if Arch Coal does not execute any such instrument within 15 days after request therefor, the Trustees shall be empowered as an attorney-in-fact for Arch Coal to execute any such instrument in Arch Coal’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable or acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.
     (d) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
          (1) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and
          (2) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.
     (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven.
     (f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.
ARTICLE EIGHT
DEFEASANCE; SATISFACTION AND DISCHARGE
               SECTION 8.01. Arch Coal’s Option to Effect Defeasance or Covenant Defeasance. Arch Coal may, at its option by a resolution of the Boards of Directors, at any time,

with respect to the Notes, elect to have either Section 8.02 or 8.03 be applied to outstanding Notes upon compliance with the conditions set forth below this Article Eight.
     SECTION 8.02. Defeasance and Discharge(1) . Upon Arch Coal’s exercise under Section 8.01 of the option applicable to this Section 8.02, Arch Coal shall be deemed to have been discharged from its obligations with respect to the Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that Arch Coal shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, at the expense of Arch Coal, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Notes to receive, solely from the trust fund described in Section 8.08 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (b) the provisions set forth in Section 8.06 below and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder. Subject to compliance with this Article Eight, Arch Coal may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 below with respect to the Notes. If Arch Coal exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default
          SECTION 8.03. Covenant Defeasance(a) . Upon Arch Coal’s exercise under Section 8.01 of the option applicable to this Section 8.03, Arch Coal shall be released from its obligations under any covenant contained in Sections 4.04 through 4.15, 4.17 (other than the covenants to comply with TIA Section 314(a) to the extent that such obligations thereunder cannot be terminated), 5.01(b)(4) and 6.01(a)(iv), (v), (vi) and (vii) (only with respect to Significant Subsidiaries) with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, Arch Coal may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.
               SECTION 8.04. Conditions to Defeasance. The legal defeasance option or the covenant defeasance option may be exercised only if:
     (a) Arch Coal irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to maturity or redemption, as the case may be;
     (b) Arch Coal delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;
     (c) 123 days pass after the deposit is made, and during the 123-day period, no Default described in Section 6.01(a)(vii) and (viii) occurs with respect to Arch Coal or any other Person making such deposit which is continuing at the end of the period;
     (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;
     (e) such deposit does not constitute a default under any other agreement or instrument binding on Arch Coal or any of its Restricted Subsidiaries;
     (f) Arch Coal delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;
     (g) in the case of the legal defeasance option, Arch Coal delivers to the Trustee an Opinion of Counsel stating that:
          (1) Arch Coal has received from the Internal Revenue Service a ruling, or
          (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;
     (h) in the case of the covenant defeasance option, Arch Coal delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
          (1) Arch Coal delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by this Article Eight.
               SECTION 8.05. Satisfaction and Discharge of Indenture. The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when
          (1) either:

(A)	all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Arch Coal) have been delivered to the Trustee for cancellation; or

(B)	all Notes that have not been delivered to the Trustee for cancellation are to be called for redemption within one year and an irrevocable notice of redemption with respect thereto has been deposited with the Trustee or will become due and payable within one year and Arch Coal or a Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
          (2) no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Arch Coal or any Guarantor is a party or by which Arch Coal or any Guarantor is bound;
          (3) Arch Coal or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and
          (4) Arch Coal has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
In addition, Arch Coal must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
               SECTION 8.06. Survival of Certain Obligations. Notwithstanding Sections 8.01 and 8.05, any obligations of Arch Coal and the Guarantors in Sections 2.02 through 2.14, 6.07, 7.07, 7.08, and 8.07 through 8.09 shall survive until the Notes have been paid in full. Thereafter, any obligations of Arch Coal and the Guarantors in Sections 7.07, 8.07 and 8.08 shall survive such satisfaction and discharge. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.
               SECTION 8.07. Acknowledgment of Discharge by Trustee. Subject to Section 8.09, after the conditions of Section 8.01 or 8.04 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of Arch Coal’s obligations under this Indenture except for those surviving obligations specified in this Article Eight.

               SECTION 8.08. Application of Trust Money. Subject to Section 8.09, the Trustee shall hold in trust cash in U.S. Dollars or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited cash or U.S. Dollars or U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest, on the Notes; but such money need not be segregated from other funds except to the extent required by law.
               SECTION 8.09. Repayment to Arch Coal. Subject to Sections 7.07, and 8.01 through 8.06, the Trustee and the Paying Agent shall promptly pay to Arch Coal upon request set forth in an Officers’ Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to Arch Coal upon request any money held by them for the payment of principal, premium, if any, that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published (a) in The Wall Street Journal or another leading newspaper in New York, New York, (b) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to Arch Coal. After payment to Arch Coal, Holders entitled to such money must look to Arch Coal for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
               SECTION 8.10. Indemnity for Government Securities. Arch Coal shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal, premium, if any, interest, if any, received on such U.S. Government Obligations.
               SECTION 8.11. Reinstatement. If the Trustee or Paying Agent is unable to apply cash in U.S. Dollars or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Arch Coal’s and the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or any such Paying Agent is permitted to apply all such U.S. Government Obligations in accordance with this Article Eight; provided, however, that, if Arch Coal has made any payment of principal of, premium, if any, and interest, if any, on any Notes because of the reinstatement of its obligations, Arch Coal shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. Dollars or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE NINE
AMENDMENTS AND WAIVERS
               SECTION 9.01. Without Consent of Holders. Arch Coal, when authorized by a resolution of the Board of Directors (as evidenced by the delivery of such resolution to the

Trustee), any Guarantor and the Trustee may modify, amend or supplement this Indenture, any Guarantee or the Notes without notice to or consent of any Holder to:
     (a) cure any ambiguity, omission, defect or inconsistency in any manner that is not adverse in any material respect to any Holder of the Notes;
     (b) provide for the assumption by a Surviving Person of the obligations of Arch Coal under this Indenture;
     (c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163 (f) (2) (B) of the Code);
     (d) add Note Guarantees with respect to the Notes or confirm and evidence the release, termination or discharge of any security or Note Guarantee when such release, termination or discharge is permitted by this Indenture;
     (e) secure the Notes, add to the covenants of Arch Coal and the Restricted Subsidiaries for the benefit of the Holders of the Notes or surrender any right or power conferred upon Arch Coal;
     (f) make any change that does not adversely affect the rights of any Holder of the Notes;
     (g) comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or
     (h) provide for the issuance of Additional Notes in accordance with this Indenture.
               SECTION 9.02. With Consent of Holders. (a) Except as provided in Section 9.02(b) below and Section 6.04 and without prejudice to Section 9.01, Arch Coal and the Trustee may:
          (i) amend this Indenture, the Notes, or the Note Guarantees; or
          (ii) waive compliance by Arch Coal with any provision of this Indenture or the Notes;
with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding including consents obtained in connection with a tender offer or in exchange for the Notes.
     (b) Without the consent of each Holder affected thereby, no amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.04 and an amendment, modification or supplement pursuant to Section 9.01, may:

     (i) reduce the amount of Notes whose Holders must consent to an amendment or waiver;
     (ii) reduce the rate of, or extend the time for payment of, interest on any Note;
     (iii) reduce the principal of, or extend the Stated Maturity of, any Note;
     (iv) make any Note payable in money other than that stated in the Note;
     (v) impair the right of any Holder of the Notes to receive payment of principal of, premium, if any, and interest, on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
     (vi) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, pursuant to Section 3.01 of this Indenture;
     (vii) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;
     (viii) at any time after Arch Coal is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;
     (ix) modify or change any provision of this Indenture affecting the ranking of the Notes or the Note Guarantees in a manner adverse to the Trustee or the Holders of the Notes; or
     (x) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture other than in accordance with the provisions of this Indenture, or amend or modify any provision relating to such release.
       The consent of the Holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, Arch Coal shall mail to each registered Holder of the Notes at such Holder’s address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.
               SECTION 9.03. Compliance with Trust Indenture Act. Every amendment, modification or supplement to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.
               SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
               SECTION 9.05. Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, Arch Coal or Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if Arch Coal so determines, Arch Coal in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.
               SECTION 9.06. Payment for Consent. Arch Coal will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
               SECTION 9.07. Notice of Amendment or Waiver. Promptly after the execution by Arch Coal and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 9.02, Arch Coal shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 12.02(b), setting forth in general terms the substance of such supplemental indenture or waiver.
               SECTION 9.08. Trustee to Sign Supplemental Indentures. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied.
     The Trustee shall sign all supplemental indentures that comply with the requirements of this Indenture, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.
ARTICLE TEN
GUARANTEE
               SECTION 10.01. Note Guarantee. (a) Each Guarantor hereby fully and unconditionally guarantees, on an unsecured, senior, joint and several basis with each other Note Guarantee, to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, interest, if any, and all other monetary obligations of Arch Coal under this Indenture and the Notes (including obligations to the Trustee) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture (all the foregoing being hereinafter collectively called the “Obligations”). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article Ten notwithstanding any extension or renewal of any Obligation. All payments under such Guarantee will be made in U.S. Dollars.
     (b) Each Guarantor hereby agrees that its obligations hereunder shall be as if they were the principal debtor and not merely surety, unaffected by, and irrespective of, any validity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to Arch Coal with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided, however, that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantor increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of Arch Coal, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against Arch Coal prior to exercising its rights under the Guarantee (including, for the avoidance of doubt, any right which the Guarantor may have to require the seizure and sale of the assets of Arch Coal to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against the Guarantor or its assets), protest or notice with respect to any Note or the Debt evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 10.03. If at any time any payment of principal of, premium, if any, and interest, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Arch Coal, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.
     (c) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
               SECTION 10.02. Subrogation. (a) The Guarantor shall be subrogated to all rights of the Holders against Arch Coal in respect of any amounts paid to such Holders by the Guarantor pursuant to the provisions of its Guarantee.
     (b) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantor further agrees that, as between themselves, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of their Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 10.02 subject to Section 10.01(b) above.
          SECTION 10.03. Release of Guarantors(a) . The Guarantee of any Guarantor will be automatically and unconditionally released and discharged upon any of the following:
     (a) in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of the Capital Stock of any Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, such Guarantor will be released and relieved of any obligations under its Guarantee; provided that the Net Available Cash from such sale or other disposition is applied in accordance with the applicable provisions of Section 4.09 of this Indenture;
     (b) upon the release or discharge of the Guarantee of the Credit Agreement or the Guarantee of a Guarantor that resulted in the creation of the Note Guarantee of such Guarantor, except a discharge or release by or as a result of payment under such other Guarantee pursuant to Section 4.13, such Guarantor will be released and relieved of any obligations under its Note Guarantee;
     (c) upon the designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee; and
     (d) and in each such case, prior to release and discharge or such Note Guarantee, Arch Coal will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.
     The Trustee shall execute any documents reasonably requested by either Arch Coal or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.
               SECTION 10.04. Additional Guarantors. Arch Coal covenants and agrees that it shall cause any Person which becomes obligated to Guarantee the Notes, pursuant to the terms of Section 4.13, to execute a supplemental indenture and any other documentation requested by the Trustee satisfactory in form and substance to the Trustee in accordance with Section 4.13 pursuant to which such Restricted Subsidiary shall Guarantee the obligations of Arch Coal under the Notes and this Indenture in accordance with this Article Ten with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

               SECTION 10.05. Limitation of Guarantee. The Guarantee is limited in an amount not to exceed the maximum amount that can be guaranteed by the Guarantor without rendering such Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer of similar laws affecting the rights of the creditors generally.
               SECTION 10.06. Notation Not Required. Neither Arch Coal nor the Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.
               SECTION 10.07. Successors and Assigns. This Article Ten shall be binding upon the Guarantor and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.
               SECTION 10.08. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.
               SECTION 10.09. Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.
ARTICLE ELEVEN
HOLDERS’ MEETINGS
               SECTION 11.01. Purposes of Meetings. A meeting of the Holders may be called at any time pursuant to this Article Twelve for any of the following purposes:
     (a) to give any notice to Arch Coal or any Guarantor or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article Nine;
     (b) to remove the Trustee and appoint a successor trustee pursuant to Article Seven; or
     (c) to consent to the execution of an indenture supplement pursuant to Section 9.02.

               SECTION 11.02. Place of Meetings. Meetings of Holders may be held at such place or places as the Trustee or, in case of its failure to act, Arch Coal, any Guarantor or the Holders calling the meeting, shall from time to time determine.
               SECTION 11.03. Call and Notice of Meetings. (a) The Trustee may at any time (upon not less than 21 days’ notice) call a meeting of Holders to be held at such time and at such place in St. Louis, Missouri or in such other city as determined by the Trustee pursuant to Section 11.02. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to each Holder and published in the manner contemplated by Section 12.02(b).
     (b) In case at any time Arch Coal, pursuant to a resolution of the Board of Directors, or the Holders of at least 10% in aggregate principal amount at maturity of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then Arch Coal or the Holders of Notes in the amount above specified may determine the time (not less than 21 days after notice is given) and the place in St. Louis, Missouri or in such other city as determined by Arch Coal or the Holders pursuant to Section 11.02 for such meeting and may call such meeting to take any action authorized in Section 11.01 by giving notice thereof as provided in Section 11.01(a).
               SECTION 11.04. Voting at Meetings. To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder at the relevant Record Date set in accordance with Section 6.15 or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Person so entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of Arch Coal and any Guarantor and their counsel.
               SECTION 11.05. Voting Rights, Conduct and Adjournment. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 2.03 and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a Note such as a Global Note.
     (b) At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount at Stated Maturity sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Subject to any required aggregate principal amount at Stated Maturity of Notes required for the taking of any action pursuant to Article Nine, in no event shall less than a majority of the votes given by Persons holding or representing Notes at any meeting of Holders be sufficient to approve an action. Any meeting of Holders duly called pursuant to Section 11.03 may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Notes in the aggregate principal amount at Stated Maturity required by the provision of this Indenture pursuant to which such action is being taken.
     (c) At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each $1,000 aggregate principal amount at Stated Maturity of outstanding Notes held or represented.
               SECTION 11.06. Revocation of Consent by Holders at Meetings. At any time prior to (but not after) the evidencing to the Trustee of the taking of any action at a meeting of Holders by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal Corporate Trust Office and upon proof of holding as provided herein, revoke such consent so far as concerns such Note. Except as aforesaid, any such consent given by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon Arch Coal, the Guarantors, the Trustee and the Holders. This Section 11.06 shall not apply to revocations of consents to amendments, supplements or waivers, which shall be governed by the provisions of Section 9.04.
ARTICLE TWELVE
MISCELLANEOUS
               SECTION 12.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA incorporated hereto in accordance with Section 1.03 hereto, such imposed duties or incorporated provision shall control.
               SECTION 12.02. Notices. (a) Any notice or communication shall be in writing and delivered in person or mailed by first class mail or sent by facsimile transmission addressed as follows:
if to Arch Coal, Inc. or any Guarantor:
Arch Coal, Inc.
One CityPlace Drive

Suite 300
St. Louis, Missouri 63141
Telephone: 1-800-238-7398
Facsimile: 314-994-2734
Attention: General Counsel
With copies to:
K&L Gates LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, PA 15222
Attention: Ronald West

if to the Trustee:
U.S. Bank National Association
One U.S. Bank Plaza
St. Louis, Missouri 63101
Telephone: 314-418-3943
Facsimile: 314-418-1225
Attention: Corporate Trust Department
       Arch Coal, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. All communications delivered to the Trustee shall be deemed effective when received.
     (b) Notices to the Holders regarding the Notes shall be mailed to each Holder by first-class mail at such Holder’s respective address as it appears on the registration books of the Registrar.
       Notices given by first-class mail shall be deemed given five calendar days after mailing. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     (c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
               SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Arch Coal, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

               SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by Arch Coal or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Notes on the date hereof), Arch Coal or any Guarantor, as the case may be, shall furnish upon request to the Trustee:
     (a) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
       Any Officers’ Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officers’ Certificate is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon an Officers’ Certificate stating that the information with respect to such factual matters is in the possession of Arch Coal, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officers’ Certificate with respect to the matters upon which such Opinion of Counsel is based are erroneous.
               SECTION 12.05. Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
               SECTION 12.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
               SECTION 12.07. Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

               SECTION 12.08. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
               SECTION 12.09. No Recourse Against Others. A director, officer, employee or shareholder, as such, of Arch Coal or any Guarantor shall not have any liability for any obligations of Arch Coal or any Guarantor under the Notes, this Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
               SECTION 12.10. Successors. All agreements of Arch Coal and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
               SECTION 12.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
               SECTION 12.12. Table of Contents, Cross-Reference Sheet and Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
               SECTION 12.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Arch Coal, Inc.
as Issuer

By: Name:	/s/ John T. Drexler John T. Drexler
Title:	Senior Vice President and Chief Financial Officer

Allegheny Land Company As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Arch Coal Sales Company, Inc. As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Arch Coal Terminal, Inc.
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Arch Energy Resources, LLC
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Signature Page to Indenture

Arch Reclamation Services, Inc.
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Ark Land Company
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Arch Land KH, Inc.
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Arch Land LT, Inc.
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Ark Land WR, Inc.
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Signature Page to Indenture

Ashland Terminal, Inc.
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Coal-Mac, Inc.
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Cumberland River Coal Company As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Lone Mountain Processing, Inc.
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Mingo Logan Coal Company
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Signature Page to Indenture

Mountain Gem Land, Inc.
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Mountain Mining, Inc.
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Mountain Land Company As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Prairie Holdings, Inc. As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Western Energy Resources, Inc.
As Guarantor

By: Name: Title:	/s/ John T. Drexler John T. Drexler Vice President

Signature Page to Indenture

U.S. Bank National Association, as Trustee

By:	/s/ Peter C. Qui Belle
Name:	Peter C. Qui Belle
Title:	Assistant Vice President

Signature Page to Indenture

EXHIBIT A
[FORM OF FACE OF NOTE]
     UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ARCH COAL OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NOMINEE AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
     THIS GLOBAL NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR OR RESALES AND OTHER TRANSFERS OF THIS GLOBAL NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS GLOBAL NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ARCH COAL OR ANY AFFILIATE OF ARCH COAL WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO ARCH COAL, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR

RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ARCH COAL’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT AN ASSIGNMENT FORM IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE AND ANY OTHER CERTIFICATE REQUIRED UNDER THE INDENTURE ARE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.
     EACH PURCHASER OF THIS GLOBAL NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS GLOBAL NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
     THE HOLDER OF THIS GLOBAL NOTE IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF JULY 31, 2009 AMONG ARCH COAL, THE GUARANTORS AND THE OTHER PARTIES REFERRED TO THEREIN.
     [[INCLUDE ONLY IF REGULATION S GLOBAL NOTE] UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT.]
     [[INCLUDE ONLY IF REGULATION S GLOBAL NOTE] BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[If Restricted Global Note — CUSIP Number 039380 AA8/ISIN Number US039380AA89]
[If Regulation S Global Note — CUSIP Number U0393C AA3/ISIN Number USU0393CAA37]
[If Exchange Note — CUSIP Number [          ]/ISIN Number [          ]]
No.
8.750% SENIOR NOTE DUE 2016
     Arch Coal, Inc., Delaware corporation, for value received promises to pay to Cede & Co. or registered assigns the principal sum of $                     (                    ) on August 1, 2016.
     From July 31, 2009, or from the most recent interest payment date to which interest has been paid or provided for, cash interest on this Note will accrue at 8.750%, payable semiannually on February 1 and August 1 of each year, beginning on February 1, 2010, to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding January 15 or July 15, as the case may be.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, Arch Coal, Inc. has caused this Note to be signed manually or by facsimile by its duly authorized signatory.
Dated: July 31, 2009

Arch Coal, Inc.

By:

Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:

Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]
8.750% Senior Note Due 2016
1. Interest
     Arch Coal, Inc., Delaware corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Arch Coal”, for value received promises to pay interest on the principal amount of this Note from July 31, 2009 at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Arch Coal will pay interest on overdue principal at the interest rate borne by the Notes compounded semiannually, and it shall pay interest on overdue installments of interest at the same rate compounded semiannually to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Special Interest as set forth in this Note.
2. Special Interest
     The Holder is entitled to the benefits of the Registration Rights Agreement dated July 31, 2009, among Arch Coal, Inc., a Delaware corporation (the “Company”), Allegheny Land Company, a Delaware corporation, Arch Coal Sales Company, Inc., a Delaware corporation, Arch Coal Terminal, Inc., a Delaware corporation, Arch Energy Resources, LLC, a limited liability company organized under the laws of Delaware, Arch Reclamation Services, Inc., a Delaware corporation, Ark Land Company, a Delaware corporation, Ark Land KH, Inc., a Delaware corporation, Ark Land LT, Inc., a Delaware corporation, Ark Land WR, Inc., a Delaware corporation, Ashland Terminal, Inc., a Delaware corporation, Coal-Mac, Inc., a Kentucky corporation, Cumberland River Coal Company, a Delaware corporation, Lone Mountain Processing, Inc., a Delaware corporation, Mingo Logan Coal Company, a Delaware corporation, Mountain Gem Land, Inc., a West Virginia corporation, Mountain Mining, Inc., a Delaware corporation, Mountaineer Land Company, a Delaware corporation, Prairie Holdings, Inc., a Delaware corporation, Western Energy Resources, Inc., a Delaware corporation (collectively the “Guarantors”) and the Initial Purchasers (the “Registration Rights Agreement”).
     In the event that (a) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) has not been declared effective within 365 days following the date of the Indenture (or if such 365th day is not a Business Day, the next succeeding Business Day), (b) the Registered Exchange Offer (as defined in the Registration Rights Agreement) is not consummated within 410 days following the date of the Indenture (or, if such 410th day is not a Business Day, the next succeeding Business Day), or (c) a Shelf Registration Statement (as defined in the Registration Rights Agreement) is required to be filed pursuant to the terms of the Registration Rights Agreement but has not been declared effective under the Securities Act within 410 days following the date of the Indenture (or, if such 410th day is not a Business Day, the next succeeding Business Day) (each event referred to in clauses (a) through (c) above, a “Registration Deadline Event”), then Arch Coal will be required to pay additional interest (“Special Interest”) in cash on February 1 and August 1 of each year, commencing on the first such date following any Registration Deadline Event, at a rate per annum equal to 0.25% of the principal amount of the Notes (determined daily) with respect to the first 90-day period following such Registration Deadline Event. Such amount of Special Interest shall increase by an additional 0.25% per annum to a maximum of 1.00% per annum for each subsequent 90-day period until such Registration Deadline Event has been cured. Upon the cure of any Registration Deadline Event, Special Interest with respect to such event shall cease to accrue from the date of the filing, effectiveness or consummation that cured such event, as the case may be, if Arch Coal and the Guarantors are otherwise in compliance with this paragraph. However, if, after any such Special Interest ceases to accrue, a different Registration Deadline Event occurs, Special Interest will again accrue as described.
3. Method of Payment
     Arch Coal shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. Arch Coal shall pay principal and interest in U.S. Dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of Arch Coal by check mailed to the Holder.
     The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Restricted Global Note and the Regulation S Global Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Restricted Global Note and Regulation S Global Note to the Paying Agent.
4. Paying Agent and Registrar
     Initially, U.S. Bank National Association or one of its affiliates will act as Paying Agent and Registrar. Arch Coal or any of its Affiliates incorporated in the United States may act as Paying Agent, Registrar or co-Registrar, subject to the provisions of the Indenture.
5. Indenture
     Arch Coal issued the Notes under an indenture dated as of July 31, 2009 (the “Indenture”), among Arch Coal, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended (the “Trust Indenture Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.
     The Notes are unsecured senior guaranteed obligations of Arch Coal and are issued in an initial aggregate principal amount $600,000,000. The Indenture imposes certain limitations on Arch Coal, the Guarantors and their affiliates, including, without limitation, limitations on the incurrence of indebtedness and issuance of stock, the payment of dividends and other payment restrictions affecting Arch Coal and its subsidiaries, the sale of assets, transactions with and among affiliates of Arch Coal and the Restricted Subsidiaries, change of control and Liens.

6. Optional Redemption
     Except pursuant to the next paragraphs, the Notes will not be redeemable at the option of Arch Coal prior to August 1, 2013. Starting on that date, Arch Coal may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture at the redemption prices set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest, due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on August 1, 2013 of the years set forth below, and are expressed as percentages of principal amount:

Redemption
Year	Price
2013	104.375%
2014	102.188%
2015 and thereafter	100.000%
     In addition, at any time and from time to time, prior to August 1, 2012, Arch Coal may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 108.750% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding (excluding Notes held by Arch Coal or any of its Subsidiaries). Any such redemption shall be made within 90 days of such Public Equity Offering upon not less than 30 nor more than 60 days’ prior notice.
     Any redemption pursuant to this Section 6 shall be made pursuant to the provisions of this Article Three.
7. Notice of Redemption
     Notice of redemption will be mailed first-class postage prepaid at least 30 days but not more than 60 days before the Redemption Date to the Holder of this Note to be redeemed at the addresses contained in the Security Register. If this Note is in a denomination larger than $2,000 of principal amount it may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes for redemption will be chosen by the Trustee in accordance with the Indenture. If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above, then any accrued interest will be paid to the Holder at the close of business on such Record Date. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the applicable Paying Agent on or before the Redemption Date and certain other conditions are satisfied, interest ceases to accrue on such Notes (or such portions thereof) called for redemption on or after such date.

8. Repurchase at the Option of Holders Upon a Change of Control
     Upon the occurrence of a Change of Control, Holders of Notes shall have the right to require Arch Coal to repurchase all or any part of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the repurchase date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date). If the repurchase date is after a Record Date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Note is registered at the close of business on that Record Date, and no additional interest will be payable to Holders whose Notes shall be subject to redemption.
     Within 30 days following any Change of Control, Arch Coal shall:
     (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and
     (b) send, by first-class mail, with a copy to the Trustee, to each Holder of Notes, at such Holder’s address appearing in the Security Register, a notice stating:
     (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to Section 4.11 of the Indenture and that all Notes timely tendered will be accepted for payment;
     (2) the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;
     (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and
     (4) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.
     Arch Coal will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Arch Coal and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
     Arch Coal shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, Arch Coal will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.
9. Denominations
     The Notes are in denominations of $2,000 and integral multiples of $1,000 of principal amount. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
10. Unclaimed Money
     All moneys paid by Arch Coal or the Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of three years after such principal, premium or interest has become due and payable may be repaid to Arch Coal or the Guarantors, subject to applicable law, and the Holder of such Note thereafter may look only to Arch Coal or the Guarantors for payment thereof.
11. Discharge and Defeasance
     Subject to certain conditions, Arch Coal at any time may terminate some or all of its obligations and the obligations of the Guarantors under the Notes, the Guarantees and the Indenture if Arch Coal irrevocably deposits with the Trustee U.S. Dollars or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
12. Amendment, Supplement and Waiver
     Subject to certain exceptions set forth in the Indenture, the Indenture may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the relevant Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any existing default or compliance with any provisions may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of the Holder of each outstanding Note affected thereby, an amendment may not:
(a)	reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(b)	reduce the rate of, or extend the time for payment of, interest on any Note;

(c)	reduce the principal of, or extend the Stated Maturity of, any Note;

(d)	make any Note payable in money other than that stated in the Note;

(e)	impair the right of any Holder to receive payment of principal of, premium, if any, and interest, on, such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(f)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, pursuant to Section 3.01 of the Indenture;

(g)	reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

(h)	at any time after Arch Coal is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;

(i)	modify or change any provision of the Indenture affecting the ranking of the Notes or the Note Guarantees in a manner adverse to the Holders; or

(j)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture other than in accordance with the provisions of the Indenture, or amend or modify any provision relating to such release.
     The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
     Notwithstanding the foregoing, without notice to or the consent of any Holder of the Notes, Arch Coal, the Guarantors and the Trustee may, among other things, modify, amend or supplement the Indenture:
     (a) cure any ambiguity, omission, defect or inconsistency in any manner that is not adverse in any material respect to any holder of the Notes;
     (b) provide for the assumption by a Surviving Person of the obligations of Arch Coal under the Indenture;
     (c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);
     (d) add Note Guarantees with respect to the Notes or confirm and evidence the release, termination or discharge of any security or Note Guarantee when such release, termination or discharge is permitted by the Indenture;
     (e) secure the Notes, add to the covenants of Arch Coal for the benefit of the Holders or surrender any right or power conferred upon Arch Coal;

     (f) make any change that does not adversely affect the rights of any holder of the Notes;
     (g) comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or
     (h) provide for the issuance of Additional Notes in accordance with the Indenture.
     After an amendment becomes effective in accordance with the above position, Arch Coal shall mail to each Holder at such Holder’s address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.
13. Defaults and Remedies
     The Notes have the Events of Default as set forth in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee, by notice to Arch Coal, or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by notice to Arch Coal and the Trustee, subject to certain limitations, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives an indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration and its consequence if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of such acceleration. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.
14. Trustee Dealings with Arch Coal
     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by Arch Coal, the Guarantor or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.
15. No Recourse Against Others
     A director, officer, employee, or stockholder, as such, of Arch Coal or the Guarantor shall not have any liability for any obligations of Arch Coal or the Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for the issue of the Notes.
16. Authentication
     This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
17. Governing Law
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Arch Coal or a Guarantor shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:
Arch Coal, Inc.
One CityPlace Drive
Suite 300
St. Louis, Missouri 63141

ASSIGNMENT FORM
To assign and transfer this Note, fill in the form below:
(I) or (Arch Coal) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and postal code)
and irrevocably appoint                                                                                        agent to transfer this Note on the books of Arch Coal. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(Participant in a recognized signature guarantee medallion program)

Date:

Certifying Signature:

     [Include only if Original Note and delete if Exchange Note — In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by Arch Coal or any Affiliate of Arch Coal, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:
CHECK ONE BOX BELOW

(1)	☐	to Arch Coal; or

(2)	☐	pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933; or

(3)	☐	pursuant to and in compliance with Regulation S under the U.S. Securities Act of 1933; or

(4)	☐	pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933; or

(5)	☐	pursuant to an effective registration statement under the U.S. Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (2) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933 who has received notice that such transfer is being made in reliance on Rule 144A; if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act; and if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as Arch Coal reasonably requests to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Signature:

Signature Guarantee:

(Participant in a recognized signature guarantee medallion program)
Certifying Signature:                                          Date:
Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)]
OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note or a portion thereof repurchased pursuant to Section 4.09 or 4.11 of the Indenture, check the box: ☐
     If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased:
Your signature:
(Sign exactly as your name appears on the other side of this Note)

Date:
Certifying Signature:

SCHEDULE A
SCHEDULE OF PRINCIPAL AMOUNT
     The following decreases/increases in the principal amount of this Security have been made:

Principal
Amount
Date of	Decrease in	Increase in	Following such	Notation Made
Decrease/	Principal	Principal	Decrease/	by or on Behalf
Increase	Amount	Amount	Increase	of Registrar

EXHIBIT B
FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL
NOTE TO REGULATION S GLOBAL NOTE
(Transfers pursuant to § 2.06(a)(ii) of the Indenture)
U.S. Bank National Association
100 Wall Street, 16th Floor
New York, NY 10005
Re: 8.750% Senior Notes Due 2016 (the “Notes”)
     Reference is hereby made to the Indenture dated as of July 31, 2009, (the “Indenture”) among Arch Coal, Inc., a Delaware corporation (“Arch Coal”) and Allegheny Land Company, a Delaware corporation, Arch Coal Sales Company, Inc., a Delaware corporation, Arch Coal Terminal, Inc., a Delaware corporation, Arch Energy Resources, LLC, a limited liability company organized under the laws of Delaware, Arch Reclamation Services, Inc., a Delaware corporation, Ark Land Company, a Delaware corporation, Ark Land KH, Inc., a Delaware corporation, Ark Land LT, Inc., a Delaware corporation, Ark Land WR, Inc., a Delaware corporation, Ashland Terminal, Inc., a Delaware corporation, Coal-Mac, Inc., a Kentucky corporation, Cumberland River Coal Company, a Delaware corporation, Lone Mountain Processing, Inc., a Delaware corporation, Mingo Logan Coal Company, a Delaware corporation, Mountain Gem Land, Inc., a West Virginia corporation, Mountain Mining, Inc., a Delaware corporation, Mountaineer Land Company, a Delaware corporation, Prairie Holdings, Inc., a Delaware corporation, Western Energy Resources, Inc., a Delaware corporation (collectively the “Guarantors”), and U.S. Bank National Association, a New York banking corporation. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
     This letter relates to                      aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (CUSIP No. 039380 AA8; ISIN No: US039380AA89) with the Depositary in the name of [name of transferor](the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (Common Code No. U0393C AA3; ISIN No. USU0393CAA337).
     In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:
(a)	with respect to transfers made in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), does certify that:
          (i) the offer of the Notes was not made to a person in the United States;

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          (ii) either (1) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States or; (2) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States
          (iii) no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;
          (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and
          (v) the Transferor is not Arch Coal, a distributor of the Notes, an affiliate of Arch Coal or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.
(b)	with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.
     You, Arch Coal, the Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
[Name of Transferor]

By:

Name:

Title:

Date:
               cc:
Attn:

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EXHIBIT C
FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL
NOTE TO RESTRICTED GLOBAL NOTE
(Transfers pursuant to § 2.06(a)(ii) of the Indenture)
U.S. Bank National Association
100 Wall Street, 16th Floor
New York, NY 10005
Re: 8.750% Senior Notes Due 2016 (the “Notes”)
     Reference is hereby made to the Indenture dated as of July 31, 2009, (the “Indenture”) among Arch Coal, Inc., a Delaware corporation (the “Arch Coal”) and Allegheny Land Company, a Delaware corporation, Arch Coal Sales Company, Inc., a Delaware corporation, Arch Coal Terminal, Inc., a Delaware corporation, Arch Energy Resources, LLC, a limited liability company organized under the laws of Delaware, Arch Reclamation Services, Inc., a Delaware corporation, Ark Land Company, a Delaware corporation, Ark Land KH, Inc., a Delaware corporation, Ark Land LT, Inc., a Delaware corporation, Ark Land WR, Inc., a Delaware corporation, Ashland Terminal, Inc., a Delaware corporation, Coal-Mac, Inc., a Kentucky corporation, Cumberland River Coal Company, a Delaware corporation, Lone Mountain Processing, Inc., a Delaware corporation, Mingo Logan Coal Company, a Delaware corporation, Mountain Gem Land, Inc., a West Virginia corporation, Mountain Mining, Inc., a Delaware corporation, Mountaineer Land Company, a Delaware corporation, Prairie Holdings, Inc., a Delaware corporation, Western Energy Resources, Inc., a Delaware corporation (collectively the “Guarantors”), and U.S. Bank National Association, a New York banking corporation. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
     This letter relates to $                     aggregate principal amount at maturity of Notes that are held in the form of the Regulation S Global Note with the Depositary (Common Code No.                     ; ISIN No.                     ) in the name of Cede & Co. (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (CUSIP No.                     , ISIN No.                     ).
     In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:
     CHECK ONE BOX BELOW:
☐☐	the Transferor is relying on Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) for exemption from such Act’s registration requirements; it is transferring such Notes to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule

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144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or
☐:	the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to Arch Coal’s and the Trustee’s right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.
     You, Arch Coal, the Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
[Name of Transferor]

By:

Name:

Title:

Dated:
          cc:
          Attn:

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